UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Ashford Hospitality Trust, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2023 Proxy Statement
Annual Meeting of Stockholders

Tuesday, May 9, 2023
9:00 A.M., Mountain Standard Time
Four Seasons Resort Scottsdale at Troon North
10600 East Crescent Moon Drive
Scottsdale, Arizona 85262-8342

March 28, 2023
Dear Stockholders of Ashford Hospitality Trust, Inc.:
On behalf of the Board of Directors of Ashford Hospitality Trust, Inc., I cordially invite you to attend the 2023 annual meeting of stockholders of the Company, which will be held at 9:00 A.M., Mountain Standard Time, on Tuesday, May 9, 2023 at the Four Seasons Resort Scottsdale at Troon North, 10600 East Crescent Moon Drive, Scottsdale, Arizona 85262-8342.
At year-end, our hotel portfolio consisted of 100 hotels containing 22,316 total rooms across 26 states and Washington, D.C. While our focus is investing in predominantly upper upscale full-service hotels, we also own some upscale properties. We believe our geographical diversity is a strong competitive advantage given that no single market represents greater than 11.6% of our hotel EBITDA. The importance of this competitive advantage has undoubtedly been highlighted by the volatility in the industry over the past few years.
The year 2021 will be remembered as the beginning of the post-pandemic industry recovery, and 2022 built upon that momentum, particularly with real strength in our portfolio in the second half of the year. We have made significant progress improving our company, including deleveraging by over $1 billion over the past few years, materially improving our cash flow, and building up a sizable cash balance. Our best-in-class asset management team continues to be focused on pursuing initiatives to enhance our operating performance, including working closely with our property managers on aggressive cost control initiatives, driving ancillary revenue, and increasing operating margins. In addition, we are looking for opportunities to go on the offense to grow our portfolio and take advantage of what we believe are strong industry tailwinds.
Our business is managed with the oversight and direction of our Board of Directors, which regularly considers the optimal strategy for the strategic advancement and growth of the Company and the long-term interests of our stockholders. When making decisions, our Board of Directors considers the views of our stockholders. To understand our stockholders’ perspectives about the Company, our management team conducts outreach and engagement with our stockholders throughout the year and regularly provides our Board of Directors with management’s summaries of such feedback.
We encourage you to review the proxy statement and to return your proxy card as soon as possible so that your shares will be represented at the meeting.
Thank you.
Sincerely,

Monty J. Bennett
Founder and Chairman of the Board

Notice of Annual Meeting of Stockholders of
Ashford Hospitality Trust, Inc.
Meeting Date:	Tuesday, May 9, 2023

Meeting Time:	9:00 A.M., Mountain Standard Time

Meeting Location	Four Seasons Resort Scottsdale at Troon North 10600 East Crescent Moon Drive Scottsdale, Arizona 85262-8342
Meeting Agenda
1.	Election of eight directors;
2.	Advisory approval of our executive compensation;
3.	Advisory approval on the frequency of future advisory votes on executive compensation;
4.	Ratification of the appointment of BDO USA, LLP as our independent auditor for 2023;
5.	Approval of Amendment No. 3 to the Ashford Hospitality Trust, Inc. 2021 Stock Incentive Plan; and
6.	Transaction of any other business that may properly come before the annual meeting.
Record Date
You may vote at the 2023 annual meeting of stockholders the shares of common stock of which you were the holder of record at the close of business on March 10, 2023.
Review your proxy statement and vote in one of the four ways:
•	In person: Attend the Annual Meeting and vote by ballot.
•	By telephone: Call the telephone number and follow the instructions on your proxy card.
•	Via the internet: Go to the website address shown on your proxy card and follow the instructions on the website.
•	By mail: Mark, sign, date and return the enclosed proxy card in the postage paid envelopes.
By order of the Board of Directors,

Deric S. Eubanks,
Chief Financial Officer
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
March 28, 2023

2023 Proxy Statement i

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2023.

The Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2022, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available at www.ahtreit.com by clicking the “Investor” tab, then the “SEC Filings” tab and then the “Annual Meeting Material” link.

ii	2023 Proxy Statement

SUMMARY
This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider in determining how to vote your shares of our common stock at the 2023 annual meeting of stockholders of the Company. We urge you to read the entire proxy statement before you vote. This proxy statement was first mailed to stockholders on or about March 28, 2023.
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Ashford Hospitality Trust, Inc. of proxies to be voted at our 2023 annual meeting of stockholders.
In this proxy statement:
•
“we,” “our,” “us,” “Ashford Trust,” and the “Company” each refers to Ashford Hospitality Trust, Inc., a Maryland corporation and real estate investment trust (“REIT”), shares of the common stock of which are listed for trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “AHT”;

•	“Annual Meeting” refers to the 2023 annual meeting of stockholders of the Company;
•	“Ashford LLC” refers to Ashford Hospitality Advisors LLC, a Delaware limited liability company and a subsidiary of Ashford Inc.;
•	“Board” or “Board of Directors” refers to the Board of Directors of Ashford Hospitality Trust, Inc.;
•	“Braemar” refers to Braemar Hotels & Resorts Inc. (NYSE: BHR), a Maryland corporation and REIT;
•
“Premier” refers to Premier Project Management LLC, a Maryland limited liability company and a subsidiary of Ashford LLC. On August 8, 2018, Ashford Inc. completed its acquisition of Premier, formerly owned by Remington Lodging (as defined below). As a result, Ashford Inc. (through its indirect subsidiary, Premier) provides us with construction management, interior design, architecture, and the purchasing, expediting, warehousing, freight management, installation and supervision of property and equipment and related services; and

•
“Remington Lodging” refers to Remington Lodging & Hospitality, LLC, a Delaware limited liability company and hotel management company that was owned by Mr. Monty J. Bennett, our Chairman of the Board, and his father, Mr. Archie Bennett, Jr., our Chairman Emeritus, before its acquisition by Ashford Inc. on November 6, 2019.

•	“Remington Hotels” refers to the same entity after the acquisition was completed, resulting in Remington Lodging becoming a subsidiary of Ashford Inc.
Ashford Inc. and Ashford LLC together serve as our external advisor. In this proxy statement, we refer to Ashford Inc. and Ashford LLC collectively as our “advisor.”

2023 Proxy Statement 1

Annual Meeting of Stockholders
Time and Date	Record Date
9:00 A.M., Mountain Standard Time, May 9, 2023	March 10, 2023
Place	Number of Common Shares Eligible to Vote at the Annual Meeting as of March 10, 2023
Four Seasons Resort Scottsdale at Troon North 10600 East Crescent Moon Drive Scottsdale, Arizona 85262-8342	34,495,123
Voting Matters
Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	✔For each director nominee	5
Advisory Approval of Our Executive Compensation	✔ For	44
Advisory Approval on the Frequency of Future Advisory Votes on Executive Compensation	✔ Every Year	44
Ratification of Appointment of BDO USA, LLP	✔ For	45
Approval of Amendment No. 3 to the Ashford Hospitality Trust, Inc. 2021 Stock Incentive Plan	✔ For	46
Board Nominees
The following table provides summary information about each director nominee. All directors of the Company are elected annually and, in an uncontested election, by a majority of the votes cast at the Annual Meeting.
Name, Age	Director Since	Principal Occupation	Committee Memberships*					Other U.S. Public Company Boards
			A	NCG	CC	RC	AC
Monty J. Bennett, 57	2003	Chairman of Ashford Trust; Chairman and CEO of Ashford Inc.; Chairman of Braemar					✔ (C)	Ashford Inc.; Braemar
Benjamin J. Ansell, M.D., 55	2009	Chairman and founder of UCLA Executive Health Program; Founder and Director of UCLA Medical Hospitality		✔			✔
Amish Gupta, 43(L)	2014	Managing Partner of RETC, Limited Partnership				✔ (C)	✔
J. Robison Hays, III, 45	2020	CEO and President of Ashford Trust; Senior Managing Director of Ashford Inc.
Kamal Jafarnia, 56	2013	General Counsel, Executive Vice President and Secretary of Lonsdale Investment Technology, Inc.		✔ (C)	✔			Bluerock Residential Growth REIT
Frederick J. Kleisner, 78 (F)	2016	Retired CEO of Morgans Hotel Group Co.	✔	✔	✔
Sheri L. Pantermuehl, 66 (F)	2018	Chief Financial Officer of Alan Ritchey Inc.	✔ (C)			✔
Alan L. Tallis, 76 (F)	2013	Principal of Alan L. Tallis & Associates	✔		✔ (C)	✔
*
Reflects current committee membership of current directors standing for re-election only and is not intended to imply any future committee membership after the election of our directors at the Annual Meeting. Our Board, in consultation with the Nominating and Corporate Governance Committee, will determine the appropriate committee membership for the forthcoming year after the completion of the Annual Meeting.

A: Audit Committee
NCG: Nominating and Corporate Governance Committee
CC: Compensation Committee
RC: Related Party Transactions Committee
AC: Acquisitions Committee
(L): Lead Director
(F): Audit Committee financial expert
(C): Chair

2	2023 Proxy Statement

Summary of Director Diversity and Experience
Our Board embodies a broad and diverse set of experiences, qualifications, attributes and skills. Below is a brief summary of some of the attributes, skills and experience of our director nominees. For a more complete description of each director nominee’s qualifications, please see their biographies starting on page 6.

Corporate Governance Highlights
We are committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to the strong performance of the Company and creating long-term stockholder value. Our governance framework gives our independent directors the structure necessary to provide oversight, direction, advice and counsel to the management of the Company. This framework is described in more detail in our Corporate Governance Guidelines and codes of conduct, which can be found on our website at www.ahtreit.com by clicking the “Investor” tab, then the “Corporate Governance” tab and then the “Governance Documents” link.
Set forth below is a summary of our corporate governance framework.
Board Independence
•	All directors except our Chairman and Mr. Hays are independent

Board Committees
•	We have five standing Board committees:
	•	Audit Committee
	•	Compensation Committee
	•	Nominating and Corporate Governance Committee
	•	Related Party Transactions Committee
	•	Acquisitions Committee
•	All committees, except the Acquisitions Committee, are composed entirely of independent directors
•	All three Audit Committee members are “financial experts”

Leadership Structure
•	Chairman of the Board separate from CEO
•	Independent and empowered Lead Director with broadly-defined authority and responsibilities

2023 Proxy Statement 3

Risk Oversight
•	Regular Board review of enterprise risk management and related policies, processes and controls
•	Board committees exercise oversight of risk for matters within their purview

Open Communication
•	We encourage open communication and strong working relationships among the Lead Director, Chairman, CEO and other directors and officers
•	Our directors have direct access to our officers and management and employees of our advisor

Stock Ownership
•	Stock ownership and equity award retention guidelines for directors and executives
	•	Our directors should own shares of our common stock in excess of 3x his or her annual board retainer fee in effect at the time of such director’s election to the Board
	•	Our CEO should own shares of our common stock in excess of 3x his annual base salary from our advisor in effect at the time of his appointment as CEO
	•	Our other executive officers should own shares of our common stock in excess of 1.5x his or her annual base salary in effect at the time of his or her appointment to such office
	•	Our directors and executive officers may not sell any stock granted to them for service to the Company until the required ownership levels described above are met
•	Comprehensive insider trading policy
•	Prohibitions on hedging and pledging transactions

Accountability to Stockholders
•	Directors elected by majority vote in uncontested director elections
•	We have a non-classified Board and elect every director annually
•	We do not have a stockholder rights plan
•	We have opted out of the Maryland Control Share Acquisition Act (which provides certain takeover defenses)
•	We have not elected to be subject to the provisions of the Maryland Unsolicited Takeover Act, which would permit our Board to classify itself without a stockholder vote
•	Stockholders holding a stated percentage of our outstanding voting shares may call special meetings of stockholders
•	Board receives regular updates from management regarding interaction with stockholders and prospective investors

Board Practices
•	Robust annual Board and committee self-evaluation process
•	Balanced and diverse Board composition
•	Limits on outside public company board service

Conflicts of Interest
•	Matters relating to our advisor or any other related party are subject to the approval of our independent directors or Related Party Transactions Committee

4	2023 Proxy Statement

PROPOSAL NUMBER ONE-ELECTION OF DIRECTORS
All of our directors are elected annually by our stockholders. Our Nominating and Corporate Governance Committee has recommended, and our Board has nominated, Monty J. Bennett, Benjamin J. Ansell, M.D., Amish Gupta, J. Robison Hays, III, Kamal Jafarnia, Frederick J. Kleisner, Sheri L. Pantermuehl and Alan L. Tallis for election as our directors.
Each of the persons nominated as director who receives a majority vote at the Annual Meeting will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Under the terms of our bylaws, in uncontested elections of directors of our Company, a nominee is elected as a director by the affirmative vote of a majority of the votes cast in the election for that nominee (with abstentions and broker non-votes not counted as a vote cast either for or against that director’s election) at the meeting of stockholders at which such election occurs. Under our Corporate Governance Guidelines, if an incumbent director who is a nominee for reelection does not receive the affirmative vote of the holders of a majority of the shares of common stock so voted for such nominee, such incumbent director must promptly tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee of our Board and ultimate decision by the Board. The Nominating and Corporate Governance Committee will promptly consider any such tendered resignation and will make a recommendation to our Board as to whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign. Any incumbent director whose tendered resignation is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or our Board regarding such tendered resignation. The Nominating and Corporate Governance Committee and our Board may consider any factors they deem relevant in deciding whether to accept, reject or take other action with respect to any such tendered resignation. Within 90 days after the date on which certification of the stockholder vote on the election of directors is made, our Board will publicly disclose its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation. If any incumbent director’s tendered resignation is not accepted by our Board, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death or resignation.
Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, if any, and other biographical data for each of the eight nominees for director, as well as the month and year each nominee first began his or her service on our Board. For a discussion of such person’s beneficial ownership of our common stock, see the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement.
If any nominee becomes unable to stand for election as a director, an event that our Board does not presently expect, our Board reserves the right to nominate substitute nominees prior to the meeting. In such a case, the Company will file an amended proxy statement that will identify each substitute nominee, disclose whether such nominee has consented to being named in such revised proxy statement and to serve, if elected, and include such other disclosure relating to such nominee as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our Board unanimously recommends a vote FOR all nominees.

2023 Proxy Statement 5

Nominees for Election as Directors
MONTY J. BENNETT
Age: 57 Director since 2003 Committees: • Acquisitions (chair)
Mr. Bennett was first appointed to our Board in May 2003 and has served as Chairman of our Board since January 2013. He previously served as our Chief Executive Officer from May 2003 to February 2017. Mr. Bennett also currently serves as chair of our Acquisitions Committee.

Mr. Bennett is also the Founder, Chairman and Chief Executive Officer of Ashford Inc. and is the Founder and Chairman of Braemar. Mr. Bennett has over 25 years of experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. In addition to his roles at Ashford, over his career Mr. Bennett has been a member and leader in numerous industry associations.

Mr. Bennett is a lifelong advocate of civic engagement and takes pride in giving back to the Dallas-Fort Worth community. Together with the Ashford companies, he supports numerous charitable organizations including The Salvation Army, Habitat for Humanity, Metrocrest Services, the S.M. Wright Foundation and the Special Olympics.

He holds a Master’s degree in Business Administration from Cornell’s S.C. Johnson Graduate School of Management and received a Bachelor of Science degree with distinction from the School of Hotel Administration also at Cornell. He is a life member of the Cornell Hotel Society.

Mr. Bennett’s extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his prior role as the Chief Executive Officer and a director of the Company and his experience with, and knowledge of, the Company and its operations gained in those roles and in his role as Chief Executive Officer and director of Ashford Inc. since its inception, are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company and as the Chairman of our Board.

6	2023 Proxy Statement

BENJAMIN J. ANSELL, M.D.
Age: 55 Director since 2009 Independent Committees: • Nominating and Corporate Governance • Acquisitions
Dr. Ansell was first elected to our Board in May 2009 and currently serves as a member of our Acquisitions Committee and as a member of our Nominating and Corporate Governance Committee. Dr. Ansell is the founder of and current director and Chairman of the board of the UCLA Executive Health Program, where he has been responsible for marketing and selling executive health program services to more than 20 Fortune 500 companies and over 4,000 individual customers. Dr. Ansell also founded and serves as the director of UCLA Medical Hospitality, which coordinates health services, concierge and some hospitality functions within the UCLA Health System. Dr. Ansell is also a senior practice physician within the UCLA Health System, specializing in cardiovascular disease prevention and early detection strategies. Over the past two decades, Dr. Ansell has acted as senior advisor to the pharmaceutical industry and financial community with respect to U.S. marketing, sales and branding strategies for cardiovascular medication.

Dr. Ansell received a dual undergraduate degree with distinction in Biology and as a College Scholar in Music from Cornell University, followed by his Doctor of Medicine from the UCLA School of Medicine. Dr. Ansell successfully completed the director certification program at the UCLA Anderson Graduate School of Management in 2009.

Dr. Ansell has significant entrepreneurial and management experience including brand development and positioning, sales and marketing, finance and establishing strategic relationships with both corporate and individual clients and customers that are beneficial in his service on the Board. With a 25-year career in academic and clinical internal medicine, Dr. Ansell is also able to advise the Board regarding the implications of and response to emerging bio-threats to the hospitality industry such as COVID-19. In addition, Dr. Ansell brings his experience with, and knowledge of, the Company and its operations gained as a director of the Company since May 2009 to his role as a director of the Company.

AMISH GUPTA
Age: 43 Director since 2014 Independent Lead Director Committees: • Related Party Transactions (chair) • Acquisitions
Mr. Gupta was first elected to our Board in May 2014 and currently serves as our lead independent director (“Lead Director”). Mr. Gupta currently serves as the Managing Partner of RETC, Limited Partnership, a property tax advisory firm that has represented over $40 billion in asset value nationally. He has led RETC since 2010, where he is responsible for overall operations and strategy. Additionally, Mr. Gupta founded Montfort Capital Partners (“MCP”), an asset management firm specializing in value-add real estate investments throughout the southern United States, where he serves as the Managing Partner. During this time, MCP has acquired or is under development for over $275 million in assets and secured a programmatic partnership with a national private equity firm. Prior to joining RETC, Mr. Gupta served as a real estate associate at the Carlyle Group, a private equity firm headquartered in Washington D.C. with more than $189 billion in assets under management, for three years.

Mr. Gupta received his MBA from the Kellogg School of Management and his B.A. from Emory University.

Mr. Gupta’s extensive real estate knowledge, stemming from his experiences with RETC, MCP, and the Carlyle Group, combined with his business acumen, will generate valuable insights into the economic environment of the real estate industry for the Board.

2023 Proxy Statement 7

J. ROBISON HAYS, III
Chief Executive Officer and President Age: 45 Director since 2020
Mr. Hays was appointed to our Board effective June 2020. He has served as our Chief Executive Officer and President since May 2020 and prior to that served as our Chief Strategy Officer since 2015 and our Senior Vice President-Corporate Finance and Strategy since 2010. He has been with our Company since 2005. Mr. Hays also currently serves as Senior Managing Director at Ashford Inc. and served on its board of directors until June 2020. Mr. Hays also previously served as Chief Strategy Officer for Braemar until May 2020. Prior to 2013, in addition to his other responsibilities, Mr. Hays was in charge of our investor relations group. Mr. Hays is a frequent speaker at industry and Wall Street investor conferences. Prior to joining our Company, Mr. Hays worked in the Corporate Development office of Dresser, Inc., a Dallas-based oil field service and manufacturing company, where he focused on mergers, acquisitions and strategic direction. Before working at Dresser, Mr. Hays was a member of the Merrill Lynch Global Power & Energy Investment Banking Group based in Texas.

Mr. Hays has been a frequent speaker at various lodging, real estate and alternative investment conferences around the globe. He earned his A.B. degree in Politics with a certificate in Political Economy from Princeton University and later studied philosophy at the Pontifical University of the Holy Cross in Rome, Italy.

Mr. Hays’ extensive industry experience as well as the strong and consistent leadership qualities he has displayed as Chief Executive Officer and President and as a director of the Company and his experience with, and knowledge of, the Company and its operations gained in such roles are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company.

8	2023 Proxy Statement

KAMAL JAFARNIA
Age: 56 Director since 2013 Independent Committees: • Nominating and Corporate Governance (chair) • Compensation
Mr. Jafarnia was appointed to our Board effective January 2013 and currently serves as chair of our Nominating and Corporate Governance Committee and as a member of our Compensation Committee. Professionally, Mr. Jafarnia currently serves as General Counsel, Executive Vice President and Secretary of Lonsdale Investment Technology, Inc. In addition, effective May 2021, the Board of Trustees of Bluerock Total Income + Real Estate Fund appointed Mr. Jafarnia to serve as an Independent Trustee, and, since June 2019, he has served as a non-executive independent director of Bluerock Residential Growth REIT (NYSE American: BRG), a publicly listed REIT that focuses on the acquisition of multi-family apartment properties. Previously, Mr. Jafarnia served as General Counsel and Chief Compliance Officer at Artivest Holdings, Inc., which position he held from October 2018 until February 2021, and as Chief Compliance Officer of Altegris Advisers, LLC which was the adviser to the Altegris KKR Commitments Fund. Prior to that, Mr. Jafarnia served as Managing Director for Legal and Business Development at Provasi Capital Partners LP. Prior to that, from October 2014 to December 2017, he served as Senior Vice President of W.P. Carey Inc. (NYSE: WPC), as well as Senior Vice President and Chief Compliance Officer of Carey Credit Advisors, Inc. and as Chief Compliance Officer and General Counsel of Carey Financial, LLC. Prior to joining W. P. Carey Inc., Mr. Jafarnia served as Counsel to two American Lawyer Global 100 law firms in New York. From March 2014 to October 2014, Mr. Jafarnia served as Counsel in the REIT practice group at the law firm of Greenberg Traurig, LLP. From August 2012 to March 2014, Mr. Jafarnia served as Counsel in the Financial Services & Products Group and was a member of the REIT practice group of Alston & Bird, LLP. Between 2006 and 2012, Mr. Jafarnia served as a senior executive, in-house counsel, and Chief Compliance Officer for several alternative investment program sponsors, including, among others, American Realty Capital, a real estate investment program sponsor, and its affiliated broker- dealer, Realty Capital Securities, LLC.

Mr. Jafarnia received his J.D. from Temple University School of Law and LL.M. from Georgetown University. Mr. Jafarnia is a licensed attorney admitted to practice law in four states and the District of Columbia and has spent a majority of his career specifically as a regulatory compliance officer.

Mr. Jafarnia has over 23 years of experience in the real estate and financial services industry as an attorney, owner, principal, compliance officer and executive. His experience in these multiple roles provides unique perspectives and benefits to the Board, including specifically with respect to regulatory compliance. Mr. Jafarnia also has and maintains numerous relationships in the real estate industry that may be beneficial to his service on the Board. In addition, Mr. Jafarnia brings his experience with, and knowledge of, the Company and its operations gained as a director of the Company since January 2013 to his role as a director of the Company.

2023 Proxy Statement 9

FREDERICK J. KLEISNER
Age: 78 Director since 2016 Independent Committees: • Compensation • Audit • Nominating and Corporate Governance Audit Committee Financial Expert
Mr. Kleisner was appointed to our Board in September 2016. Mr. Kleisner held a long illustrious career in the industry, serving as President and a director of Hard Rock Hotel Holdings, LLC, a destination casino and resort company, from October 2007 until March 2011. He also served as Chief Executive Officer of Morgans Hotel Group Co. (NASDAQ: MHGC), a hospitality company, from December 2007 until March 2011, as President and Chief Executive Officer (including interim President and Chief Executive Officer) from September 2007 until March 2009, and as a director from February 2006 to March 2011. Prior to his time at Morgans, Mr. Kleisner was the Chairman and Chief Executive Officer of Rex Advisors, LLC, a hotel advisory firm, from January 2006 to September 2007. From August 1999 to December 2005, Mr. Kleisner served as President, Chief Operating Officer and, from March 2000 to August 2005, Chairman, President and Chief Executive Officer of Wyndham International, Inc., a global hotel company. Mr. Kleisner also has served as Chairman of Wyndham International’s board from October 2000 to August 2005. He served as President and Chief Operating Officer of The Americas for Starwood Hotels & Resorts Worldwide, Inc. Hotel Group from January 1998 to August 1999. He has held senior positions with Westin Hotels and Resorts Worldwide, where he served as President and Chief Operating Officer from 1995 to 1998; Interstate Hotels Company, where he served as Executive Vice President and Group President of Operations from 1990 to 1995; the ITT Sheraton Corporation, where he served as Senior Vice President, Director of Operations, North America Division-East from 1985 to 1990; and Hilton Hotels Corp., where for 16+ years he served as General Manager or Managing Director of several landmark hotels.

Mr. Kleisner served as a director of Caesars Entertainment Corporation (NASDAQ: CZR) from 2013 to October 2017, Kindred Healthcare, Inc. (NYSE: KND) from 2009 to July 2018, and Apollo Residential Mortgage, Inc. (formerly NYSE: AMTG), a real estate investment trust, from July 2011 to August 2016. From November 2007 to August 2010, Mr. Kleisner served as a director of Innkeepers USA Trust, a subsidiary of Apollo Investment Corporation (NASDAQ: AINV). He is currently a director of Athora Holdings, Ltd., a specialist solutions provider for the European insurance and reinsurance market; European Gtd. Life & Reinsurance Co; Playtime, LLC, a manufacturer of antibacterial and antimicrobial playground equipment and play systems from 2018 to 2021; and Aimbridge Hospitality, Inc., a hotel investment and management firm from 2017 to 2019.

Mr. Kleisner graduated from Michigan State University with a B.A. in Hotel Management, and currently serves as a Real Estate Investment Management Advisory Board member of Michigan State University’s Eli Broad College of Business, School of Hospitality Business. He also completed advanced studies at the University of Virginia, Darden School of Business and attended the Catholic University of America.

Mr. Kleisner’s extensive, impressive experience in the management and operation of companies in the hospitality industry enables him to provide the Board with a wealth of knowledge regarding operational issues facing companies in the hospitality industry and a business acumen essential to guiding the Company’s strategy.

10	2023 Proxy Statement

SHERI L. PANTERMUEHL
Age: 66 Director since 2016 Independent Committees: • Audit (chair) • Related Party Transactions Audit Committee Financial Expert
Ms. Pantermuehl was first elected to our Board in May 2018 and currently serves as the chair of our Audit Committee and as a member of our Related Party Transactions Committee. Ms. Pantermuehl has served as the Chief Financial Officer of Alan Ritchey, Inc. since May 2015, which has operations in the transportation and agriculture segments. From February 2011 to April 2015, Ms. Pantermuehl performed back office functions and acted as the Chief Financial Officer for a number of small to medium size firms, including a software development/document imaging firm and a bio-technology firm. From April 2007 to January 2011, Ms. Pantermuehl served as Controller and Chief Financial Officer of Riptide Worldwide, Inc. Prior to that, Ms. Pantermuehl served as the Chief Financial Officer of Intrametrics Corporation and Vertical Computer Systems, Inc., and as Director of Finance of Blockbuster, Inc. Ms. Pantermuehl is a former Treasurer and member of the board of directors of the Arthritis Foundation.

Ms. Pantermuehl received a bachelor’s degree in Business Administration with an emphasis in Accounting and Finance from Texas A&M University and graduated magna cum laude.

As a financial executive with over 27 years of experience as chief financial officer/controller of different companies and an innovative leader with significant successes in reducing operational costs and implementing effective strategies for business growth, Ms. Pantermuehl brings a valuable perspective on financial and related matters to the Board.

ALAN L. TALLIS
Age: 76 Director since 2013 Independent Committees: • Compensation (chair) • Audit • Related Party Transactions Audit Committee Financial Expert
Mr. Tallis has served on our Board since his appointment in January 2013. Mr. Tallis currently serves as the chair of our Compensation Committee and as a member of our Audit Committee and Related Party Transactions Committee. Mr. Tallis is currently principal of Alan L. Tallis & Associates, a consulting firm principally engaged in serving the lodging industry and providing litigation support. Mr. Tallis was appointed to the Advisory Board of Stonehill Strategic Hotel Credit Opportunity Fund II in 2008 and currently serves on a number of Advisory Boards for ownership and debt funds sponsored by or through Peachtree Hotel Group. From March 2008 through February 2011, Mr. Tallis served as Executive Vice President, Asset Management for our Company, and from February 2011 through January 2012, Mr. Tallis served as a consultant to our Company. From June 2006 to May 2007, Mr. Tallis served as a senior advisor to Blackstone Real Estate Advisors following its acquisition of La Quinta Corporation. From July 2000 until May 2006, Mr. Tallis served in various positions with La Quinta Corporation, most recently serving as President and Chief Development Officer of LQ Management LLC and President of La Quinta Franchising LLC. Prior to joining La Quinta Corporation, Mr. Tallis held various positions with Red Roof Inns, including serving as Executive Vice President-Chief Development Officer and General Counsel from 1994 to 1999. Mr. Tallis received an MBA from the Red McCombs School of Business at the University of Texas at Austin and a J.D. from the University of Miami.

Mr. Tallis has over 43 years of experience in the lodging industry, including his responsibility for the growth of both of La Quinta Inns and Red Roof Inns. His diverse experience has included extensive transaction work, brand management and brand relations. In addition to his extensive experience in the lodging industry, Mr. Tallis’ service with our Company, first as our Executive Vice President, Asset Management and then as a consultant and as a director of the Company, allows him to bring a valuable perspective to the Board.

2023 Proxy Statement 11

Summary of Director Qualifications, Skills, Attributes and Experience
Our Nominating and Corporate Governance Committee and the full Board believe a complementary mix of diverse qualifications, skills, attributes, and experiences will best serve the Company and its stockholders. The summary of our director nominees’ qualifications, skills, attributes, and experiences that appears below, and the related narrative for each director nominee appearing in the directors’ biographies above, notes some of the specific experience, qualifications, attributes, and skills for each director that our Board considers important in determining that each nominee should serve on the Board in light of the Company’s business, structure, and strategic direction. The absence of a checkmark for a particular skill does not mean the director in question is unable to contribute to the decision-making process in that area.

(1)	Mr. Hays does not subscribe to certain notions of gender and therefore chose to identify as “Other” rather than Male or Female.

12	2023 Proxy Statement

CORPORATE GOVERNANCE
Our Board is committed to corporate governance practices that promote the long-term interests of our stockholders. The Board regularly reviews developments in corporate governance and updates the Company’s corporate governance framework, including its corporate governance policies and guidelines, as it deems necessary and appropriate. Our policies and practices reflect corporate governance initiatives that comply with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website, which includes key information about our corporate governance initiatives including our Corporate Governance Guidelines, charters for the committees of our Board, our Code of Business Conduct and Ethics and our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The corporate governance section can be found on our website at www.ahtreit.com by clicking the “Investor” tab, then the “Corporate Governance” tab, and then the “Governance Documents” link.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics applies to each of our directors and officers (including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and our Executive Vice President, General Counsel and Secretary (or their respective successors)) and employees. The term “officers and employees” includes individuals who (i) are employed directly by us, if any (we do not currently employ any employees) or (ii) are employed by Ashford Inc., our advisor or their subsidiaries and (a) have been named one of our officers by our Board or (b) have been designated as subject to the Code of Business Conduct and Ethics by the legal department of our advisor. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
•	full, fair, accurate, timely and understandable disclosure in our reports filed with the SEC and our other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code;
•	protection of Company assets, including corporate opportunities and confidential information; and
•	accountability for compliance to the code.
Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by our Board or one of our Board committees and will be promptly disclosed if and to the extent required by law or stock exchange regulations.
Board Leadership Structure
Our Board regularly considers the optimal leadership structure for the Company and its stockholders. In making decisions related to our leadership structure, the Board considers many factors, including the specific needs of the Company in light of its current strategic initiatives and the best interests of stockholders.
To further minimize the potential for future conflicts of interest, our bylaws and our Corporate Governance Guidelines, as well as the NYSE rules applicable to its listed companies, require that the Board must maintain a majority of independent directors at all times, and our Corporate Governance Guidelines require that if the Chairman of the Board is not an independent director, at least two-thirds of the directors must be independent. Currently, all of our directors other than Mr. Monty J. Bennett and Mr. Hays are independent directors. Our Board must also comply with each of our conflict of interest policies discussed in “Certain Relationships and Related Person Transactions-Conflict of Interest Policies.” Our bylaw provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent board and ensure independent director input and control over matters involving potential conflicts of interest.

2023 Proxy Statement 13

In 2019, our Board appointed Amish V. Gupta to serve as the Lead Director for a one-year term. In 2020, 2021 and 2022, our Board re-appointed Mr. Gupta to serve as the Lead Director for an additional one-year term. Under our Corporate Governance Guidelines, the Lead Director has the following duties and responsibilities:
•	preside at all executive sessions of the independent or non-employee directors of the Company;
•	advise Chairman of the Board and Chief Executive Officer of decisions reached and suggestions made at meetings of independent directors or non-employee directors;
•	serve as liaison between the Chairman of the Board and the independent directors;
•	approve information sent to the Board;
•	approve meeting agendas for the Board;
•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	authorize the calling of meetings of the independent directors; and
•	if requested by major stockholders, be available for consultation and direct communication.
Our Board believes that our leadership structure provides a very well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.
Board Role
Subject to the advisory agreement entered into by the Company, Ashford Inc., Ashford Hospitality Limited Partnership (“AHLP”), Ashford TRS Corporation and Ashford LLC, as amended from time to time (the “advisory agreement”), the business and affairs of the Company are managed by or under the direction of our Board in accordance with Maryland law. Our Board provides direction to, and oversight of, management of the Company. In addition, our Board establishes the strategic direction of the Company and oversees the performance of the Company’s business, management and the employees of our advisor who provide services to the Company. Subject to our Board’s supervision, our advisor is responsible for the day-to-day operations of the Company and is required to make available sufficient experience and appropriate personnel to serve as executive officers of the Company. The management of the Company is responsible for presenting business objectives, opportunities and/or strategic plans to our Board for review and approval and for implementing the Company’s strategic direction and the Board’s directives.
Strategy
Our Board recognizes the importance of ensuring that our overall business strategy is designed to create long-term value for our stockholders and maintains an active oversight role in formulating, planning and implementing the Company’s strategy. Our Board regularly considers the progress of, and challenges to, the Company’s strategy and related risks throughout the year. At each regularly-scheduled Board meeting, the management and the Board discuss strategic and other significant business developments since the last meeting and the Board considers, recommends and approves changes, if any, in strategies for the Company.
Risk Oversight
Our full Board has ultimate responsibility for risk oversight, but the committees of our Board help oversee risk in areas over which they have responsibility. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. Our Board and the Board committees receive regular updates related to various risks for both our Company and our industry. The Audit Committee regularly receives and discusses reports from members of management who are involved in the risk assessment and risk management functions of our Company. The Compensation Committee annually reviews the overall structure of our equity compensation programs to ensure that those programs do not encourage executives to take unnecessary or excessive risks.

14	2023 Proxy Statement

Succession Planning
Our Board, acting through the Nominating and Corporate Governance Committee, has reviewed and concurred in a management succession plan, developed by our advisor in consultation with the Chairman, to ensure continuity in senior management. This plan, on which the Chief Executive Officer is to report to the Board from time to time, addresses:
•	emergency Chief Executive Officer succession;
•	Chief Executive Officer succession in the ordinary course of business; and
•	succession for the other members of senior management.
The plan also includes an assessment of senior management experience, performance, skills and planned career paths.
Board Observers
On January 15, 2021, the Company entered into a credit agreement with certain funds and accounts managed by Oaktree Capital Management, L.P. (“Oaktree”). In connection with the transactions contemplated by the credit agreement, on January 15, 2021, Ashford Trust entered into an Investor Agreement (the “Investor Agreement”) with Oaktree. The Investor Agreement, among other things, provides Oaktree the right to appoint two observers to the Board, until such time, and subject to certain limitations, as more fully described in the Investor Agreement.
Board Refreshment
In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Nominating and Corporate Governance Committee also focuses on director succession. Recently, based on consideration of best corporate governance practices and upon the recommendation of the Nominating and Corporate Governance Committee, the Board amended its Corporate Governance Guidelines to remove the requirement that a director, upon attaining the age of 70 and annually thereafter, or an individual who would be 70 years of age at the time of his or her election as a director, may not serve on the Board unless the Board waives such limitation.
Director Nomination Procedures by the Company
The Nominating and Corporate Governance Committee recommends qualified candidates for Board membership based on the following criteria:
•
integrity, experience, achievements, judgment, intelligence, competence, personal character, expertise, skills, knowledge useful to the oversight of the Company’s business, ability to make independent analytical inquiries, willingness to devote adequate time to board duties and likelihood of a sustained period of service on the Board;

•	business or other relevant experience; and
•
the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other board members will build a board that is effective, collegial and responsive to the needs of the Company.

In connection with the merit-based selection of nominees for director, the Board has regard for the need to consider director candidates from different and diverse backgrounds, including sex, race, color, ethnicity, age and geography. Consideration will also be given to the Board’s desire for an overall balance of professional diversity, including background, experience, perspective, viewpoint, education and skills. In early 2018, our Board approved specific amendments to the “Selection of Directors” section of our Corporate Governance Guidelines to more specifically include diversity of sex, race, color, ethnicity, age and geography when considering director candidates. The Board, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, is responsible for selecting the director nominees for election by the stockholders and for appointing directors to the Board between annual meetings to fill vacancies, with primary emphasis on the criteria set forth above. The Board and the Nominating and Corporate Governance Committee assess the effectiveness of the Board’s diversity efforts as part of the annual board evaluation process.

2023 Proxy Statement 15

Stockholder Nominations
Our bylaws permit stockholders to nominate candidates for election as directors of the Company at an annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by providing a written notice to the Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Stockholder nomination notices and the accompanying certificate, as described below, must be received by the Corporate Secretary not earlier than November 29, 2023 and not later than 5:00 p.m., Eastern time, on December 29, 2023 for the nominated individuals to be considered for candidacy at the 2024 annual meeting of stockholders. Such nomination notices must include all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC’s proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder nominating such proposed nominee and certain persons associated with such stockholder, and must be accompanied by a certificate of the nominating stockholder as to certain matters, all as prescribed in the Company’s bylaws. A detailed description of the information required to be included in such notice and the accompanying certificate is included in the Company’s bylaws. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Failure of the notice and certificate to comply fully with the requirements of the Company’s bylaws in such regard will result in the stockholder nomination being invalid and the election of the proposed nominee as a director of the Company not being voted on at the pertinent annual meeting of stockholders.
Stockholder and Interested Party Communication with our Board of Directors
Stockholders and other interested parties who wish to contact any of our directors either individually or as a group may do so by writing to them c/o the Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Stockholders’ and other interested parties’ letters are reviewed by Company personnel based on criteria established and maintained by our Nominating and Corporate Governance Committee, which includes filtering out improper or irrelevant topics such as solicitations.
Director Orientation and Continuing Education
Our Board and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance policies and practices and other key policies and practices through a review of background material and meetings with senior management. Our Board also recognizes the importance of continuing education for directors and is committed to providing education opportunities to improve both our Board’s and its committees’ performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.
Director Change in Occupation
Upon the time a director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, a director is required to tender a letter of proposed resignation from our Board to the chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee, in consultation with our Chairman, will review the director’s continuation on our Board and recommend to the Board whether, in light of all the circumstances, our Board should accept such proposed resignation or request that the director continue to serve.
Hedging and Pledging Policies
We maintain a policy that prohibits our directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Our policy also prohibits our directors and executive officers from engaging in speculation with respect to Company securities, and specifically prohibits our executives from engaging in any short-term, speculative securities transactions involving Company securities and engaging in hedging transactions.

16	2023 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES
Our business is managed through the oversight and direction of our Board. Members of our Board are kept informed of our business through discussions with the Chairman of the Board, Chief Executive Officer, Lead Director and other officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees.
The Board has retained Ashford Inc. and Ashford LLC to manage our operations and our portfolio of hotel assets, subject to the Board’s oversight and supervision and the terms and conditions of the advisory agreement. Because of the conflicts of interest created by the relationships among us, Ashford Inc., Braemar, and any other related party, and each of their respective affiliates, many of the responsibilities of the Board have been delegated to our independent directors, as discussed below and under “Certain Relationships and Related Person Transactions- Conflict of Interest Policies.”
During the year ended December 31, 2022, our Board held four regular meetings and our non-employee directors, each of whom is an independent director, held two meetings and/or executive sessions. Our Board must hold at least two regularly scheduled meetings per year of the non-employee directors without management present. All of our incumbent directors standing for re-election, other than Mr. Kleisner, attended, in person or by telephone, at least 75% of all meetings of our Board and committees on which such director served, held during the period for which such person was a director or was a member of such committees, as applicable. Mr. Kleisner attended all meetings of our Board and of the Compensation Committee and the Nominating and Corporate Governance Committee, but, due to prior commitments, was unable to attend two of the five meetings of our Audit Committee.
Board Member Independence
Our Board determines the independence of our directors in accordance with our Corporate Governance Guidelines and Section 303A.02(a) of the NYSE Listed Company Manual, which requires an affirmative determination by our Board that the director has no material relationship with us that would impair independence. In addition, Section 303A.02(b) of the NYSE Listed Company Manual sets forth certain tests that, if any of them is met by a director automatically disqualifies that director from being independent from management of our Company. Moreover, our Corporate Governance Guidelines provide that if any director receives, during any 12-month period within the last three years, more than $120,000 per year in direct compensation from the Company, exclusive of director and committee fees and pension or other forms of deferred compensation, he or she will not be considered independent. Our Corporate Governance Guidelines also provide that at all times that the Chairman of the Board is not an independent director, at least two-thirds of the members of the Board should consist of independent directors. The full text of our Board’s Corporate Governance Guidelines can be found on our website at www.ahtreit.com by clicking the “Investor” tab, then the “Corporate Governance” tab and then the “Governance Documents” link.
Following deliberations, our Board has affirmatively determined that, with the exception of Mr. Monty J. Bennett, our Chairman, and Mr. J. Robison Hays, III, our Chief Executive Officer and President, each nominee for election as a director of the Company is independent of Ashford Trust and its management and has been such during his or her term as a director commencing with the annual meeting of stockholders of the Company, held on May 10, 2022, under the standards set forth in our Corporate Governance Guidelines and the NYSE Listed Company Manual, and our Board has been since such date and is comprised of a majority of independent directors, as required by Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein means such director satisfies both the standards set forth in our Corporate Governance Guidelines and the NYSE independence tests.
In addition, each current member of our Audit Committee and our Compensation Committee has been determined by our Board to be independent and to have been independent at all pertinent times under the heightened independence standards applicable to members of audit committees of board of directors and to members of compensation committees of board of directors of companies with equity securities listed for trading on the NYSE and under the rules of the SEC under the Exchange Act and that each nominee for election as a director of the Company at the Annual Meeting is independent under those standards.
In making the independence determinations with respect to our current directors, our Board examined all relationships between each of our directors or their affiliates and Ashford Trust or its affiliates. Our Board determined that none of these transactions impaired the independence of the directors involved.

2023 Proxy Statement 17

Board Committees and Meetings
Historically, the standing committees of our Board have been the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Related Party Transactions Committee and the Acquisitions Committee. Each of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee is governed by a written charter that has been approved by our Board. A copy of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee charters can be found on our website at www.ahtreit.com by clicking the “Investor” tab, then the “Corporate Governance” tab and then the “Governance Documents” link. The committee members of each active committee and a description of the principal responsibilities of each such committee follows:
Current Committee Membership
	Audit	Compensation	Nominating and Corporate Governance	Related Party Transactions Committee	Acquisitions
Monty J. Bennett
Benjamin J. Ansell, M.D.
Amish Gupta
Kamal Jafarnia
Frederick J. Kleisner
Sheri L. Pantermuehl
Alan L. Tallis
(C): Chair

18	2023 Proxy Statement

Audit Committee
Current Members:	Sheri L. Pantermuehl (chair), Frederick J. Kleisner and Alan L. Tallis
Independence
All of the members of the Audit Committee have been determined by our Board to be independent at all pertinent times, including under the heightened independence standards for members of audit committees of boards of directors.

Number of Meetings in 2022:	Five
Key Responsibilities	•	Evaluate the performance, qualifications and independence of the independent auditors;
	•	review with the independent auditors and the Chief Financial Officer and controller the audit scope and plan;
	•	approve in advance all audit and non-audit engagement fees;
	•	if necessary, to appoint or replace our independent auditors;
	•	meet to review with management and the independent auditors the annual audited and quarterly financial statements;
	•	recommend to our Board whether the Company’s financial statements should be included in the Annual Report on Form 10-K;
	•	prepare the audit committee report that the SEC rules and regulations require to be included in the Company’s annual proxy statement;
•
discuss with management the Company’s major financial risk exposures and management’s policies on financial risk assessment and risk management, including steps management has taken to monitor and control such exposures;

	•	annually review the effectiveness of the internal audit function;
•
review with management the Company’s disclosure controls and procedures and internal control over financial reporting, and review the effectiveness of the Company’s system for monitoring compliance with laws and regulations, including the Company’s code of conduct and cybersecurity; and

	•	evaluate its own performance and deliver a report to the Board setting forth the results of such evaluation.
Each current Audit Committee member qualifies as an “audit committee financial expert,” as defined by the applicable rules and regulations of the Exchange Act. All of the members of our Audit Committee on and after January 1, 2022 are “financially literate” under the NYSE listing standards.

2023 Proxy Statement 19

Compensation Committee
Current Members:	Alan L. Tallis (chair), Kamal Jafarnia and Frederick J. Kleisner
Independence
All of the members of the Compensation Committee have been determined by our Board to be independent at all pertinent times, including under the heightened standards for members of the compensation committees of boards of directors.

Number of Meetings in 2022:	Three
Key Responsibilities	•	Review the Company’s equity compensation programs to ensure the alignment of the interests of key leadership with the long-term interests of stockholders;
	•	either as a committee or together with the other independent directors (as directed by our Board), determine and approve the Chief Executive Officer’s and Chairman of our Board’s equity compensation;
	•	make recommendations to our Board with respect to the equity compensation of other executive officers;
	•	review the performance of our officers;
	•	review and approve the officer compensation plans, policies and programs;
	•	annually review the compensation paid to non-employee directors for service on our Board and make recommendations to our Board regarding any proposed adjustments to such compensation;
	•	prepare an annual report on executive compensation for the Company’s annual proxy statement; and
	•	administer the Company’s equity incentive plan.
The Compensation Committee has the authority to retain and terminate any compensation consultant to assist it in the evaluation of officer compensation, or to delegate its duties and responsibilities to one or more subcommittees as it deems appropriate. In 2022, the Compensation Committee retained Gressle & McGinley LLC (“Gressle & McGinley”) as its independent compensation consultant. Gressle & McGinley provided competitive market data to support the Compensation Committee’s decisions on the value of equity to be awarded to our named executive officers. Gressle & McGinley has not performed any other services for the Company and performed its services only on behalf of, and at the direction of, the Compensation Committee. Our Compensation Committee reviewed the independence of Gressle & McGinley in light of SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Gressle & McGinley is independent from management of the Company and has no conflicts of interest relating to its engagement by our Compensation Committee.

20	2023 Proxy Statement

Nominating and Corporate Governance Committee
Current Members:	Kamal Jafarnia (chair), Benjamin J. Ansell, M.D. and Frederick J. Kleisner
Independence	All of the members of the Nominating and Corporate Governance Committee have been determined by our Board to be independent at all pertinent times.
Number of Meetings in 2022:	Three
Key Responsibilities	•	Assess, develop and communicate with our Board for our Board’s approval the appropriate criteria for nominating and appointing directors;
	•	recommend to our Board the director nominees for election at the next annual meeting of stockholders;
	•	identify and recommend candidates to fill vacancies on our Board occurring between annual stockholder meetings;
	•	when requested by our Board, recommend to our Board director nominees for each committee of our Board;
•
develop and recommend to our Board our Corporate Governance Guidelines and periodically review and update such Corporate Governance Guidelines as well as make recommendations concerning changes to the charters of each committee of our Board;

	•	perform a leadership role in shaping our corporate governance policies and procedures; and
	•	oversee a self-evaluation of our Board.
Related Party Transactions Committee
Members:	Amish Gupta (chair), Sheri L. Pantermuehl and Alan L. Tallis
Number of Meetings in 2022:	Three
Key Responsibilities	•
Review any transaction in which our officers, directors, Ashford Inc. or Braemar or their officers, directors or respective affiliates have an interest, including any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny a new proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to our independent directors on past approved related party transactions.

Acquisitions Committee
Members:	Monty J. Bennett (chair), Benjamin J. Ansell, M.D. and Amish Gupta
Number of Meetings in 2022:	None.
Key Responsibilities	• Review and approve any acquisition or disposition (and any related property level financing) by the Company, or its affiliates of assets valued at under $100 million.

2023 Proxy Statement 21

Director Compensation
Each of our non-employee directors (other than our Chairman, Mr. Monty J. Bennett) in 2022 was paid an annual base cash retainer of $140,000 (which was increased from $90,000 effective as of February 22, 2022). Commencing effective as of February 21, 2023, the annual base cash retainer was decreased to $95,000, and each director became eligible for an additional fee of $3,000 for each Board or committee meeting that he or she attends during a calendar year in excess of four meetings. Non-employee directors serving in the following capacities also receive the additional annual cash retainers set forth below:
Capacity	Additional Annual Retainer ($)
Lead Director	50,000
Audit Committee Chair	25,000
Compensation Committee Chair	15,000
Nominating and Corporate Governance Committee Chair	15,000
Related Party Transactions Committee Chair	10,000
Committee Member (Non-Chair)	5,000
Each non-employee director (other than our Chairman, Mr. Monty J. Bennett) also receives an annual grant of immediately vested equity shares valued for 2022 at $90,000 (and which was increased to $95,000 effective as of February 21, 2023), in the form of shares of our common stock or long-term incentive partnership units (“LTIP units”) in our operating partnership, at the election of each director, and additional cash retainers from time to time for their service on special committees. Our Chairman, Mr. Bennett, instead receives an annual incentive compensation grant (for 2022, in the form of an equity-based award and a deferred cash compensation award) with a value and vesting schedule that is determined by the Board after review of the Company’s prior fiscal year performance, considering the same factors as the Board takes into account in making annual incentive compensation grants to our named executive officers (as further described below under “Executive Compensation”). Mr. Bennett’s annual award is not granted in respect of his service on the Board, but instead in recognition of the extraordinary service that he provides to the Company indirectly through his employment with our advisor. The Board believes that the size of, and vesting schedule applicable to, Mr. Bennett’s annual grant is appropriate because it reflects the scale of his historical and ongoing contributions to the Company, the depth of his expertise and knowledge of both the Company and our industry generally, and his continuous leadership as a founder of the Company and our advisor.
We have historically reimbursed and will continue to reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the Board. Officers receive no additional compensation for serving on the Board.
To encourage retention of our non-employee directors, we also provide a special, one-time cash or equity award to qualifying retiring directors. Pursuant to this arrangement, an eligible director who has completed at least five years of service on the Board will be provided a one-time award upon his or her separation of service with a total value of (x) $10,000 multiplied by (y) each year of service completed on the Board, payable either in cash or in fully vested shares of our common stock, or any combination thereof, in the Board’s discretion. An eligible director will also be entitled to continuing participation in the Company’s prevailing discounted/complimentary hotel room program for a period of years equal to the number of years of Board service completed.
Our Corporate Governance Guidelines provide a stock ownership requirement for our directors. Under our guidelines, each director should hold common stock with a value in excess of three times his or her annual Board retainer fee in effect at the time of such director’s election to the Board (excluding any portion of the retainer fee representing additional compensation for being a committee chairman or committee member). New directors are expected to achieve compliance with this requirement within four years from the date of election or appointment. Once a director has met his or her guideline, he or she will not be considered to be out of compliance with the guideline as a result of stock price volatility. The Company calculates the minimum number of shares necessary to meet compliance with the guidelines, and that number of shares will be the number required to be held through the remaining term of a director’s tenure. Although a director may not sell any common stock granted to them in

22	2023 Proxy Statement

connection with their service to the Company until the director is in compliance with the guidelines, no director is required to acquire shares on the open market (or is prohibited from selling shares acquired on the open market) in order to meet compliance with the guidelines. As of December 31, 2022, each of our directors had stock ownership that met the guidelines.
The following table summarizes the compensation paid by us to our non-employee directors for their services as director for the fiscal year ended December 31, 2022:
Name	Fees Earned or Paid in Cash	Stock Awards/LTIP(1)	All Other Compensation	Total
Benjamin J. Ansell, M.D.	$152,257	$89,999	$―	$242,256
Monty J. Bennett	$―	$―	$3,308,982 (2)	$3,308,982
Amish Gupta	$210,903	$89,999	$―	$300,902
Kamal Jafarnia	$170,070	$89,999	$―	$260,069
Frederick J. Kleisner	$162,361	$89,999	$―	$252,360
Sheri L. Pantermuehl	$177,778	$89,999	$―	$267,777
Alan L. Tallis	$172,674	$89,999	$―	$262,673
(1)
Based on the fair market value of the stock awards computed in accordance with FASB ASC Topic 718 on the date of the grant. See Notes 2, 13, and 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the assumptions used in the valuation of stock-based awards. Each director (other than Dr. Ansell, in respect of a portion of his awards) elected to receive his or her fiscal 2022 stock awards as LTIP units.

(2)
As described above, Mr. Monty J. Bennett’s annual equity and deferred cash award is not granted in respect of his service on the Board, but instead in recognition of the extraordinary service that he provides to the Company indirectly through his employment with our advisor, and is therefore disclosed in the “All Other Compensation” column. Approximately $596,000 of the amount is attributable to the deferred cash award and the remainder is attributable to the equity portion of the award. Mr. Monty J. Bennett elected to receive the performance-based portion of his award in the form of performance-based LTIP units. See Notes 2, 13, and 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the assumptions used in the valuation of stock-based awards. As of December 31, 2022, Mr. Monty J. Bennett held 750 shares of restricted stock, 32,573 service-based LTIP units that remain subject to vesting conditions, and 603,199 performance-based LTIP units that remain subject to vesting conditions, assuming that the applicable performance metrics are achieved at the maximum level.

Compensation Committee Interlocks and Insider Participation
During 2022, Messrs. Tallis, Kleisner and Jafarnia served on our Compensation Committee. Messrs. Tallis, Kleisner and Jafarnia were and are independent directors throughout the period for which they served or have served on our Compensation Committee during 2022 and thereafter. Neither Mr. Kleisner nor Mr. Jafarnia were, are or have ever been an officer or employee of our Company. None of Mr. Tallis, Mr. Kleisner and Mr. Jafarnia serve, or during 2022 served, as (i) a member of a Compensation Committee (or board committee performing equivalent functions) of any entity, one of whose executive officers served as a director of the Company or as a member of our Compensation Committee, or (ii) a director of another entity, one of whose executive officers served or serves on our Compensation Committee. No member of our Compensation Committee has, or had during 2022, any relationship with the Company requiring disclosure as a related person transaction in the section “Certain Relationships and Related Party Transactions” of this proxy statement.
Attendance at Annual Meeting of Stockholders
In accordance with our Corporate Governance Guidelines, directors of the Company are expected to attend the annual meeting of stockholders in person, by telephone or video conference. All persons who were directors at our 2022 annual meeting of stockholders attended our 2022 annual meeting.

2023 Proxy Statement 23

EXECUTIVE OFFICERS AND COMPENSATION
Executive Officers
The following table shows the names and ages of our current executive officers and the positions held by each individual. A description of the business experience of each for the past five years follows the table.
Name	Age	Title
J. Robison Hays, III	45	Chief Executive Officer and President
Alex Rose	37	Executive Vice President, General Counsel and Secretary
Deric S. Eubanks	47	Chief Financial Officer and Treasurer
Mark L. Nunneley	65	Chief Accounting Officer
J. ROBISON HAYS, III
Chief Executive Officer and President Age: 45 Director since 2020
Mr. Hays has served as our Chief Executive Officer and President since May 2020 and prior to that served as our Chief Strategy Officer since 2015 and our Senior Vice President-Corporate Finance and Strategy since 2010. He has been with our Company since 2005. Mr. Hays also currently serves as Senior Managing Director at Ashford Inc. and served on its board of directors until June 2020. Mr. Hays also previously served as Chief Strategy Officer for Braemar until May 2020. Prior to 2013, in addition to his other responsibilities, Mr. Hays was in charge of our investor relations group. Mr. Hays is a frequent speaker at industry and Wall Street investor conferences. Prior to joining our Company, Mr. Hays worked in the Corporate Development office of Dresser, Inc., a Dallas-based oil field service and manufacturing company, where he focused on mergers, acquisitions and strategic direction. Before working at Dresser, Mr. Hays was a member of the Merrill Lynch Global Power & Energy Investment Banking Group based in Texas.

Mr. Hays has been a frequent speaker at various lodging, real estate and alternative investment conferences around the globe. He earned his A.B. degree in Politics with a certificate in Political Economy from Princeton University and later studied philosophy at the Pontifical University of the Holy Cross in Rome, Italy.

24	2023 Proxy Statement

ALEX ROSE
Executive Vice President, General Counsel and Secretary Age: 37 Executive since 2021
Alex Rose has served as our Executive Vice President, General Counsel and Secretary since July 2021 and has served in that capacity for Ashford Inc. and Braemar since July 2021.

Mr. Rose brings a broad range of legal experience and corporate governance expertise to our Company. Prior to joining our Company in 2021, he was a Partner at Kirkland & Ellis LLP from July 2018 to June 2021, where he worked with public and private companies, as well as private equity funds and their portfolio companies, in connection with complex transactions such as mergers, acquisitions, joint ventures, divestitures, private financings, recapitalizations, debt and equity security investments, and other general corporate matters. Previously, Mr. Rose was an attorney at Jones Day and Vinson & Elkins LLP.

Mr. Rose holds a J.D. from Columbia University School of Law and a B.S. from the University of Kansas and is admitted to practice law in the States of Texas and New York.

DERIC S. EUBANKS
Chief Financial Officer and Treasurer Age: 47 Executive since 2011
Mr. Eubanks has served as our Chief Financial Officer and Treasurer since June 2014 and has served in that capacity for Ashford Inc. and Braemar since June 2014. Prior to serving as Chief Financial Officer and Treasurer, Mr. Eubanks served as our Senior Vice President of Finance from September 2011 to June 2014 and in that capacity for Braemar from April 2013 to June 2014. In his role as Chief Financial Officer and Treasurer, Mr. Eubanks is responsible for assisting our Chief Executive Officer with all corporate finance and financial reporting initiatives and capital market activities including equity raises, debt financings and loan modifications. He also oversees Investor Relations and is responsible for overseeing and executing our hedging strategies. Prior to his role as Senior Vice President of Finance, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans and other debt securities. Mr. Eubanks has been with us since our initial public offering in August of 2003. Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conferences and industry round tables. Before joining our Company, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.

Mr. Eubanks earned a Bachelor of Business Administration degree from the Cox School of Business at Southern Methodist University and is a CFA charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

2023 Proxy Statement 25

MARK L. NUNNELEY
Chief Accounting Officer Age: 65 Executive since 2003
Mr. Nunneley has served as our Chief Accounting Officer since May 2003 and has served in that capacity for Ashford Inc. since April 2014 and for Braemar since April 2013. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Lodging. He previously served as a tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche. Mr. Nunneley is a certified public accountant (CPA) in the State of Texas and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of CPAs.

Mr. Nunneley earned his Bachelor of Science degree in Business Administration from Pepperdine University and his Master of Science in Accounting from the University of Houston.

26	2023 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following is a discussion of the compensation program adopted for our named executive officers, which include J. Robison Hays, III, our President and Chief Executive Officer, Deric S. Eubanks, our Chief Financial Officer, Mark Nunneley, our Chief Accounting Officer and Alex Rose, our Executive Vice President, General Counsel and Secretary. Also included below is a discussion of the incentive compensation awarded to our named executive officers in 2023 with respect to 2022 performance. This discussion should be read together with the compensation tables and related disclosures set forth elsewhere in this proxy statement.
Compensation of Our Executive Officers
We are externally advised by Ashford Inc. pursuant to an advisory agreement. Ashford Inc., through its operating company Ashford LLC, is responsible for implementing our investment strategies and managing our operations. Our advisor manages the day-to-day operations of our Company and our affiliates in exchange for an advisory fee, the terms of which are described under “Certain Relationships and Related Person Transactions-Our Relationship and Agreements with Ashford Inc. and its Subsidiaries.” As a consequence of this management arrangement and although the Company has executive officers, it does not have any employees. Each of the Company’s executive officers is, however, an employee of our advisor and is compensated by our advisor in his capacity as such. During all of 2020, 2021 and 2022, the cash compensation received by our executive officers was paid to those persons by Ashford Inc. in their capacity as employees of our advisor. However, our executive officers (as well as other employees of our advisor) continue to be eligible to receive equity-based (and, for 2022 and 2023, certain cash) awards under our 2021 Stock Incentive Plan, as amended. We do not, however, provide any other compensation or employee benefit plans for our executive officers.
Compensation Objectives & Philosophy
The objectives of our equity compensation program are to: (i) motivate our executive officers to achieve the Company’s business and strategic objectives; (ii) align the interests of key leadership with the long-term interests of the Company’s stockholders; and (iii) provide rewards and incentives, without excessive risk taking, in order to attract, retain and motivate our executive officers to perform in the best interests of the Company and its stockholders.
Role of the Compensation Committee
The compensation we pay to our executive officers is administered under the direction of our Compensation Committee. In its role as the administrator of our compensation program, our Compensation Committee recommends the compensation to be paid to our named executive officers to the Board, taking into consideration the recommendations of our Chairman and our independent compensation consultant, with the members of the Board ultimately approving all executive compensation decisions. A full description of the Compensation Committee’s roles and responsibilities can be found in its charter which is posted to our website at www.ahtreit.com under the “Investor” tab, by navigating to the “Corporate Governance” link, then to the “Governance Documents” link.
Our Compensation Committee has the authority to retain independent advisors to assist the committee in fulfilling its responsibilities. In July 2015, the committee initially retained Gressle & McGinley as its independent compensation consultant, and has continued to do so. Gressle & McGinley has not performed any services other than executive and director compensation services for the Company, and has performed its services only on behalf of, and at the direction of, the Compensation Committee (although Gressle & McGinley is also the independent compensation consultant to the compensation committees of the boards of directors of our advisor, Ashford Inc., and Braemar). Our Compensation Committee has reviewed the independence of Gressle & McGinley in light of SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Gressle & McGinley is independent from the Company and has no conflicts of interest relating to its engagement by our Compensation Committee.

2023 Proxy Statement 27

Interaction with Management
Our Compensation Committee regularly meets in executive sessions without management or other directors present. Executives generally are not present during Compensation Committee meetings. However, our Chairman and certain of our executive officers and employees of our advisor do attend all or part of certain Compensation Committee meetings. Our Chairman, considering certain performance factors as set by the Board each year, annually reviews the compensation for each named executive officer and our advisor’s (and its subsidiaries’) employees as a group and makes recommendations to our Compensation Committee regarding the compensation we should grant to our named executive officers and our advisor’s (and its subsidiaries’) employees as a group. Final compensation decisions for our executive officers are ultimately made in the sole discretion of, and with the approval of, the members of the Board based on the recommendations of the Compensation Committee.
Corporate Governance
Our Compensation Committee believes that the integrity of corporate governance is reinforced by linking our executive officers’ long-term interests to the interests of our stockholders through our compensation program. We believe that our compensation program provides appropriate performance-based incentives to attract and retain leadership talent and to align officer and stockholder interests.
The following policies support our position:
What We Do	What We Don’t Do
Pay for Performance. A substantial portion of our equity grants are tied to rigorous incentive compensation performance goals.	No Hedging/Pledging. We do not allow hedging or pledging of Company securities.
Equity Ownership Guidelines. We impose robust stock ownership guidelines on our executive officers.	Equity Ownership Guidelines. We do not count performance shares toward our stock ownership guidelines.
Clawback Policy. We can recover annual cash bonuses and long-term equity incentive compensation in various circumstances.	No Dividends on Unvested Performance Shares. We do not pay dividends on unvested performance shares unless the shares actually vest.
Independent Compensation Consultant. Our Compensation Committee uses the consulting firm of Gressle & McGinley, which is independent and provides no other services to the Company.	No Stock Options. We do not grant stock options.
Compensation Risk Assessment. We conduct an annual compensation risk assessment.	No Evergreen Provision. We have no evergreen provisions in our stock incentive plan.
External Advisor Compensation. We provide detailed disclosure of compensation paid by our advisor to our named executive officers.	No Perquisites. We do not provide our executive officers with any perquisites or retirement programs.
Consideration of Say-on-Pay Vote
At our 2022 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, our executive compensation. More than 82% of the votes cast at our 2022 annual meeting of stockholders voted to approve our executive compensation as described in our proxy statement for the 2022 annual meeting of stockholders. The Compensation Committee reviewed the results of this advisory “say-on-pay” vote and considered it in determining specific award amounts granted to our named executive officers for 2022. The Compensation Committee will also carefully consider future stockholder votes on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions.

28	2023 Proxy Statement

Advisory Fee and Compensation Paid by the Advisor
Pursuant to our advisory agreement, we pay Ashford Inc. an advisory fee. In turn, Ashford Inc. uses a portion of the proceeds of such advisory fee to pay the cash compensation it pays its personnel. We do not specifically reimburse Ashford Inc. for any executive officer compensation or benefits costs. The following is a summary of the advisory fees we paid to Ashford Inc. in 2022 and the total 2022 compensation paid to our named executive officers, including the equity compensation we paid to our named executive officers in 2022:
•
Under the terms of our advisory agreement, for 2022 our advisory services fee totaled approximately $49.9 million, comprised of a base fee of approximately $34.8 million, reimbursable overhead, internal audit, risk management advisory, and asset management services of approximately $9.9 million and equity-based compensation of approximately $5.2 million associated with equity grants of our common stock and long-term incentive partnership units, or LTIP units, awarded to our executive officers and employees of Ashford Inc. and its subsidiaries.

•
No specific portion of our advisory fee is allocated to the compensation paid by Ashford Inc. to its employees who are also our executive officers. Our advisor makes all decisions relating to compensation paid by Ashford Inc. to our executive officers who are its employees based on such factors as the terms of their employment agreements with Ashford Inc. and an evaluation of the performance of such employees on behalf of Ashford Inc. and its advisees during the year.

•
For 2022, our named executive officers earned total cash compensation of approximately $5.4 million from Ashford Inc. based on amounts determined through the date hereof. This amount was comprised of an aggregate of approximately $2.1 million in salaries and an aggregate of approximately $3.3 million in cash bonuses. In addition, Ashford Inc. granted 51,341 restricted shares of common stock of Ashford Inc. with an aggregate grant date fair value of approximately $829,000, to our named executive officers.

•
Not all of the compensation received by our named executive officers from Ashford Inc. was attributable to services performed as executive officers of our Company. Based on a review of the proportion of our Company to the total operations managed using various measures of size (revenue, assets, and total enterprise value), we estimate that approximately 55% of the compensation paid by Ashford Inc. is attributable to services provided by our named executive officers to our Company.

•
The 2022 annual bonus program at Ashford Inc. took into account a variety of financial performance factors, including the level of attainment of budgeted revenue, budgeted adjusted EBITDA and liquidity levels, as well as non-financial strategic goals related to loan terms and third-party business growth in selected operational segments.

2022 and 2023 Incentive Compensation Grant Decisions
The Compensation Committee believes that our named executive officers should have an ongoing stake in the long-term success of our business, and our incentive compensation program is intended to align our executives’ interests with those of our stockholders, as well as to reward our executive officers for their performance on the Company’s behalf. Under our incentive compensation program, the Compensation Committee determines the size of potential awards by officer based on a review of market pay levels, taking into consideration the size of our Company against our peers, as well as multiple other factors including, but not limited to, the Company’s and each named executive officer’s individual performance, competitive award opportunities provided to similarly situated executives, and our named executive officers’ roles and responsibilities.
The SEC’s rules require disclosure in the tables that follow this Compensation Discussion and Analysis of the equity awards that were granted to our named executive officers in 2022. However, this “2022 and 2023 Incentive Compensation Grant Decisions” section describes incentive compensation grants made to our named executive officers in March 2023 because the Company’s long-term incentive compensation awards are granted to named executive officers in respect of their performance during the preceding year. For a discussion of awards made in 2022 (in respect of 2021 service), please refer to the “Executive Compensation” discussion contained in our 2022 proxy statement, filed with the SEC on March 30, 2022.
For our March 2023 awards based on 2022 performance, the size of the potential awards for our named executive officers was determined based on 2022 performance, historical compensation levels in the hospitality REIT sector (please refer to “—Review of Market Data for Peer Companies” below for further discussion of this analysis) and the

2023 Proxy Statement 29

recommendations of the Chairman in setting the awards for each individual named executive officer. 2022 performance was evaluated based on seven business objectives established by the Board of Directors. The Board believes these objectives reflected the cyclicality of the industry in which we operate and evolving changes in market conditions and were appropriate to further align the interests of the named executive officers with the interests of our stockholders. The following table summarizes the seven business objectives set by the Board of Directors for 2022, along with the actual results:
2022 Business Objectives
Business Objective	Performance Target	2022 Performance
		Target	Actual	Achieved?
Revenue	Budget	$956.9M	$1,240.9M	Yes
Adjusted EBITDAre*	Budget	$131.4M	$287.3M	Yes
Maintain Corporate Liquidity	At Least $50M	$50M	$831.5M	Yes(1)
Investor/Analyst Interactions	At Least 500	500	700+	Yes(2)
Extension Tests	At Least three	Three	Three	Yes
*
For a reconciliation of EBITDA, EBITDAre, Adjusted EBITDAre and EBITDA Flows (the change in Adjusted EBITDAre divided by the change in revenue) to a measure under generally accepted accounting principles (“GAAP”) in the United States, see Annex A.

(1)	Actual includes cash, restricted cash, due from third party hotel managers and available credit facility.
(2)	Total includes online media interviews, industry-related conference calls, investor conferences, as well as individual investor meetings and calls.
Based on its review of 2022 performance, the Compensation Committee determined that the Company achieved all five of the business objectives resulting in the equity awards to our named executive officers described below.
Approximately 15% of the value of the annual awards was granted in an equity-based form (settled in either equity or cash as determined by the Compensation Committee) that is eligible to vest based on performance metrics established by the Compensation Committee. For 2023, the other approximately 85% of the award was made in the form of deferred cash payments payable quarterly over three years generally subject to continued service. Named executive officers may elect to receive their performance-based equity awards in the form of performance stock units (“PSUs”) or performance LTIP units (“Performance LTIPs”), as described in further detail below. Upon vesting and reaching economic parity with the common units, LTIP units are convertible into common units at the option of the recipient. Common units are redeemable for cash or, at our option, convertible into shares of our common stock at a 1:1 conversion ratio.
One-half of the fiscal 2023 PSUs and Performance LTIPs will be eligible to vest (from 0% to 200% of target) based on achievement of a Median Annual Adjusted EBITDAre Growth metric (with adjustments for certain asset sales), while the remaining one-half will be eligible to vest (from 0% to 200% of target) based on a Net Debt / Gross Investment Property Ratio, in each case in respect of the 2023 to 2025 performance period as set forth in the table below (with linear interpolation between the threshold and target, and target and maximum, performance levels):
Metric	Threshold Performance (50%)	Target Performance (100%)	Maximum Performance (200%)
Median Annual Adjusted EBITDAre Growth (1)	3%	5%	7%
Net Debt / Gross Investment Property Ratio(2)	75%	70%	60%
(1)
The median of the Company’s annual Adjusted EBITDAre growth rates over the three fiscal years ending December 31, 2023, 2024 and 2025 as reported by the Company in its earnings release for each respective fiscal year. However, in calculating the annual Adjusted EBITDAre growth rate for a fiscal year, the total Adjusted EBITDAre related to any hotel assets disposed of during that fiscal year will be subtracted from that fiscal year and the prior fiscal year.

(2)
Equal to the quotient of Net Debt (as defined below) divided by “investments in hotel properties, net plus accumulated depreciation,” as reported in the Company’s consolidated financial statements reported on Form 10-K for the fiscal year ending December 31, 2025. “Net Debt” is defined as “indebtedness” less (w) “cash and cash equivalents,” (x) “restricted cash,” (y) financial assets “due from third-party hotel managers,” and (z) “marketable securities,” each as reported in the Company’s consolidated financial statements reported on Form 10-K for the fiscal year ending December 31, 2025.

The Compensation Committee believes that the Net Debt / Gross Investment Property Ratio measure (which has also historically been used by Braemar) strengthens the incentive for our executive officers to focus on operating metrics that are critical to the Company’s success.

30	2023 Proxy Statement

Once performance based on the two metrics above is determined, the calculated amount (which may between 0% and 200% of the target award) will be further subject to an absolute total shareholder return (“TSR”) modifier, which may range from 75% to 125% of the otherwise-earned award based on the annualized TSR over the three-year performance period as set forth in the table below (with linear interpolation between the threshold and target, and target and maximum, modifier levels):
Threshold Absolute TSR Modifier (75%)	Target Absolute TSR Modifier (100%)	Maximum Absolute TSR Modifier (125%)
5% or less	7%	9% or more
This structure will provide each grantee with an opportunity to vest from 0% to 250% of the fiscal 2023 target PSU and performance LTIP awards. The awards will be settled in equity or cash as ultimately determined by the Compensation Committee.
A summary of the components of the March 2023 incentive compensation awards to our named executive officers is as follows.
Executive	Target Performance-Based Shares/LTIPs Awarded (#)	Deferred Cash Amount ($)
J. Robison Hays, III	87,338	2,596,665
Deric S. Eubanks	43,966	1,251,343
Alex Rose	33,307	947,985
Mark L. Nunneley	25,314	720,466
LTIP Units
The LTIP units are a special class of partnership units in our operating partnership called “long-term incentive partnership units.” Grants of LTIP units are designed to offer executives the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under our stock incentive plan, reducing availability for other equity awards, because LTIP units are convertible into common units of our operating partnership, which may themselves be converted into shares of our common stock based on a conversion ratio of 1:1. As a result, an LTIP unit granted may result in an issuance of one share of our common stock. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the typical treatment of time-vested restricted stock. (Note that distributions on Performance LTIPs accrue on unvested units and are paid in the form of additional common units of our operating partnership on the actual number of LTIP units that vest.) The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units but can achieve such parity over time. Upon the occurrence of certain corporate events, which are not performance-related events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.
Subject to satisfaction of the applicable performance- or service-vesting requirements for the LTIP units or Performance LTIPs, the LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when the Company’s stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement, for the operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of a partnership interest. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when the operating partnership’s assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the

2023 Proxy Statement 31

absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached. Until and unless such economic parity is reached, the value that an executive will realize for vested LTIP units will be less than the value of an equal number of shares of our common stock.
Review of Market Data for Peer Companies
Incentive compensation grants for our named executive officers are determined based on a number of factors, including a periodic review of the compensation levels in the marketplace for similar positions. In 2019, the Compensation Committee, with the assistance of Gressle & McGinley, our independent compensation consultant, undertook such a review of competitive compensation compared to market, with a particular emphasis on market level of equity compensation.
Competitive pay data is used for reference only to gauge the marketplace for executive compensation in our industry. The Compensation Committee does not establish a specific target percentile of market for our executives and generally seeks to provide the compensation levels needed to retain our exceptional executive team and reward appropriately for performance.
The specific peers used to assess competitive pay include other hospitality REITs with similar assets. The hospitality REITs included in our assessment of competitive pay include: Chatham Lodging Trust, DiamondRock Hospitality Company, Hersha Hospitality Trust, Host Hotels & Resorts, Inc., Park Hotels and Resorts, Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc., and Xenia Hotels & Resorts, Inc.
The Compensation Committee also assessed the pay practices of these hospitality REITs in evaluating 2022 incentive compensation grant decisions for 2021 performance and 2023 incentive compensation grant decisions for 2022 performance.
Stock Ownership Guidelines
Our Corporate Governance Guidelines provide ownership guidelines for our executive officers. The guidelines state that the Chief Executive Officer should hold an amount of our common stock or other equity equivalent having a market value in excess of three times his annual base salary paid by our advisor in effect at the time of his appointment as Chief Executive Officer and each other executive officer should hold common stock or other equity equivalent having a market value in excess of one-and-one half times his annual base salary paid by our advisor in effect at the time of his appointment to such office. The guidelines provide that ownership of common units or LTIP units in our operating partnership constitute “common stock” for purposes of compliance with the guideline based on a conversion ratio of 1:1. Executive officers are expected to achieve compliance within four years of being appointed. Once an executive officer has met his or her guideline, he or she will not be considered to be out of compliance with the guideline as a result of stock price volatility. The Company calculates the minimum number of shares necessary to meet compliance with the guidelines, and that number of shares will be the number required to be held through the remaining term of an executive’s tenure. Although an executive officer may not sell any common stock granted to them in connection with their service to the Company until the executive officer is in compliance with the guidelines, no executive officer is required to acquire shares on the open market (or is prohibited from selling shares acquired on the open market) in order to meet compliance with the guidelines. As of December 31, 2022, each of our named executive officers had stock ownership that met the guidelines.
Hedging and Pledging Policies
We maintain a policy that prohibits our directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Our policy also prohibits our directors and executive officers from engaging in speculation with respect to Company securities, and specifically prohibits our executives from engaging in any short-term, speculative securities transactions involving Company securities and engaging in hedging transactions.
Adjustment or Recovery of Awards
Under the Company’s clawback policy, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements, then the Compensation Committee, or, in the discretion of the Board, any other committee or body of the Board consisting only of independent

32	2023 Proxy Statement

directors, may require any Section 16 reporting officer, as well as any other officer holding the title of senior vice president or a more senior title whose job description includes the function of accounting or financial reporting (each, a “covered officer”), during the three-year period preceding the publication of the restated financial statement to reimburse the Company for any annual cash bonus and long-term incentive compensation earned during the prior three-year period in such amounts that the independent director committee determines to be in excess of the amount that such covered officer would have received had such compensation been calculated based on the financial results reported in the restated financial statement.
The independent director committee may take into account any factors it deems reasonable, necessary, and in the best interests of the Company to remedy any misconduct and prevent its recurrence. In determining whether to seek recoupment of any previously paid excess compensation and how much to recoup from each covered officer, the independent director committee must consider the accountability of the applicable covered officer, any conclusion by the independent director committee whether a covered officer engaged in wrongdoing, committed grossly negligent acts, omissions or engaged in willful misconduct, as well as any failure of the covered officer to report another person’s grossly negligent acts, omissions, or willful misconduct. In addition, if a covered officer engaged in intentional misconduct or violation of Company policy that contributed to the award or payment of any annual cash bonus or long-term incentive compensation to him or her that is greater than would have been paid or awarded in the absence of the misconduct or violation, the independent director committee may take other remedial and recovery action permitted by applicable law, as determined by such committee.
Under the Dodd-Frank Act, the SEC issued a rule in October 2022 directing the NYSE to adopt listing standards regarding the clawback of equity awards in certain circumstances. The NYSE released its proposed listing standards in response to the SEC rule on February 22, 2023, and those listing standards must become effective no later than November 28, 2023. Before those standards become effective, the Company will consider what changes to its recoupment policies are appropriate in light of those new standards and it will otherwise modify its recoupment policies if and as needed to comply with those standards.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes a publicly held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to its “covered employees,” which generally include its chief executive officer, chief financial officer, its next three most highly compensated executive officers, and any individual who is (or was) a “covered employee” for any taxable year beginning after December 31, 2016.
Our Company is structured such that compensation is not paid and deducted by the corporation, but at the Ashford Hospitality Trust OP level. Section 162(m)’s deduction limitation may apply to our distributive share of Ashford Hospitality Trust OP’s deduction for compensation paid to covered employees. The deductibility of compensation is only one of a multitude of factors that we consider in establishing compensation, and we and our Compensation Committee believe that it is important to retain flexibility to award compensation to our employees that appropriately incentivizes their retention, encourages performance, and aligns with our stockholders’ interests, even if the deductibility of that compensation is limited (whether under Section 162(m) or otherwise). We also consider the accounting impact of all compensation paid to our executives, and equity awards are given special consideration pursuant to FASB ASC Topic 718.
Compensation Risk Assessment
The Compensation Committee has overall responsibility for overseeing the risks relating to our compensation policies and practices. The Compensation Committee uses its independent compensation consultant, Gressle & McGinley, to independently consider and analyze the extent, if any, to which our compensation policies and practices might create risks for the Company, as well as policies and practices that could mitigate any such risks. After conducting this review in 2022, the Compensation Committee has determined that none of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on our Company.

2023 Proxy Statement 33

Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis disclosure with the Company’s management, and based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE

Alan L. Tallis, Chairman Frederick J. Kleisner Kamal Jafarnia

34	2023 Proxy Statement

Summary Compensation Table
The following table sets forth the fiscal 2022, 2021 and 2020 compensation paid to or earned by the Company’s named executive officers.
Name and Principal Position	Year	Salary(1)	Stock Awards/ LTIPs(2)	All Other Compensation(4)	Total
J. Robison Hays, III	2022	$―	$852,063	$467,830	$1,319,893
President and Chief Executive Officer	2021	$―	$3,763,996	$―	$3,763,996
	2020	$―	$195,187	$―	$195,187
Deric S. Eubanks	2022	$―	$480,613	$263,882	$744,494
Chief Financial Officer	2021	$―	$1,285,748	$―	$1,285,748
	2020	$―	$195,187	$―	$195,187
Alex Rose(3) Executive Vice President, General Counsel and Secretary	2022	$―	$193,796	$106,404	$300,200
Mark L. Nunneley	2022	$―	$279,062	$153,221	$432,283
Chief Accounting Officer	2021	$―	$676,711	$―	$676,711
	2020	$―	$97,607	$―	$97,607
(1)
We do not pay salary or bonus compensation to our executive officers, including our named executive officers. However, we grant our executives and the executives and employees of our advisor and its subsidiaries equity-based (and, starting in 2022, certain cash-based) incentive compensation awards, if and to the extent determined appropriate by our Compensation Committee. No allocation of the total compensation paid and benefits provided by Ashford Inc. to its officers and employees who are our named executive officers is made for the time spent by such persons on behalf of either our Company or Braemar. As a result, we have not included any amount of the compensation paid and benefits provided to such persons by Ashford Inc. in the foregoing summary compensation table.

(2)
Represents the total grant date fair value of restricted stock awards, LTIP unit awards, PSUs, and Performance LTIPs made in the fiscal year indicated (with respect to prior year performance), computed in accordance with FASB ASC Topic 718 without regard to the effects of forfeiture. Assumptions used in the calculation of these amounts are described in Notes 2, 13, and 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. With respect to the PSUs and Performance LTIPs, the amount reflected in the Summary Compensation Table assumes that the required performance goals will be achieved at target levels. The following table provides the grant date fair values of the Performance LTIPs and the PSUs, issued to the named executive officers in 2022, assuming maximum performance is achieved.

Name	At Maximum
J. Robison Hays, III	$2,130,158
Deric S. Eubanks	$1,201,532
Alex Rose	$484,490
Mark L. Nunneley	$697,654
(3)	Mr. Rose first became a named executive officer in 2022.
(4)
Represents payments for 2022 under deferred cash awards granted by the Company in 2022. The terms of the deferred cash awards granted in 2022, which provide for potential payments over three years, are described in the Compensation Discussion and Analysis in our 2022 proxy statement, filed with the SEC on March 30, 2022.

2023 Proxy Statement 35

2022 Grants of Plan-Based Awards
	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1) (#)			All Other Equity Awards: Number of Shares of Stock or LTIPs(2)	Grant Date Fair Value of Equity Awards(3)
Name		Threshold	Target	Maximum
J. Robison Hays, III	3/15/2022	56,653	151,075	377,688	―	$852,063
Deric S. Eubanks	3/15/2022	31,956	85,215	213,038	―	$480,613
Alex Rose	3/15/2022	12,885	34,361	85,903	―	$193,796
Mark L. Nunneley	3/15/2022	18,555	49,479	123,698	―	$279,062
(1)
Amounts represent the threshold, target, and maximum number of PSUs or performance LTIPs, at the election of the recipient, pursuant to the March 2022 equity awards for 2021 performance. Subject to forfeiture and the achievement of the applicable performance-based vesting criteria, these awards will vest on December 31, 2024.

(2)
Represents LTIP units or restricted common stock, at the election of the recipient, that vest in three substantially equal installments on the first three anniversaries following the date of grant, with vesting generally conditioned on the award recipient continuing to be an employee of Ashford Inc. or its affiliates on each such vesting date.

(3)	Computed in accordance with FASB ASC Topic 718, excluding the effect of forfeitures and assuming the target level of achievement.

36	2023 Proxy Statement

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2022. All unit/share counts are shown as adjusted following the Company’s 1:10 reverse stock split completed on July 16, 2021.
Name	Number of Service- Based Equity Awards That Had Not Vested at December 31, 2022	Market Value of Service- Based Equity Awards That Had Not Vested at December 31, 2022(1)	Number of Equity Incentive Plan Awards (PSUs and Performance LTIPs) That Were Unearned or Not Vested at December 31, 2022	Market Value of Equity Incentive Plan Awards (PSUs and Performance LTIPs) That Were Unearned or Not Vested at December 31, 2022(1)
J. Robison Hays, III	333(2)	$1,489	―	$―
	46,602(3)	$208,311	16,032(4)	$71,663
	—	$―	56,654(5)	$253,243
Deric S. Eubanks	334(2)	$1,493	―	$―
	15,472(3)	$69,160	8,703(4)	$38,902
	—	$―	31,956(5)	$142,843
Alex Rose	—	$―	12,886(5)	$57,600
Mark L. Nunneley	166(2)	$742	—	$―
	8,144(3)	$36,404	4,581(4)	$20,477
	—	$―	18,555(5)	$82,941
(1)	Market value of unvested service-based and performance-based awards is based on the closing share price of our common stock on the NYSE on December 30, 2022 of $4.47.
(2)
These restricted shares or LTIPs were granted on March 11, 2020, with an initial vesting term of three years. One-third of the awards initially granted vested on March 11, 2021; one-third vested on March 11, 2022; and the remaining one-third vested on March 11, 2023.

(3)
These restricted shares or LTIPs were granted on May 12, 2021, with an initial vesting term of three years. One-third of the awards initially granted vested on March 15, 2022; one-third vested on March 15, 2023; and the remaining one-third will vest on March 15, 2024.

(4)
These PSU awards or Performance LTIPs were granted on May 12, 2021, and assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on December 31, 2023. Amount reflects the threshold payout level, which is 37.5% of the target level; however, the actual number of PSUs or Performance LTIPs that will vest could range from 0% to 250% of the target number.

(5)
These PSU awards or Performance LTIPs were granted on March 15, 2022 and assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on December 31, 2024. Amount reflects the threshold payout level, which is 37.5% of the target level; however, the actual number of PSUs or Performance LTIPs that will vest could range from 0% to 250% of the target number.

2023 Proxy Statement 37

Equity Awards Vested in Fiscal Year 2022
The following table provides information concerning equity awards granted by us that vested during 2022. None of the named executive officers hold any stock option awards.
Name	Stock Awards: Number of Equity Awards Acquired on Vesting	Value Realized on Vesting(1)
J. Robison Hays, III	33,042	$267,344
Deric S. Eubanks	8,427	$68,454
Alex Rose	—	$—
Mark L. Nunneley	4,428	$35,967
(1)
This amount includes common stock and also vested LTIP units based upon the market value of our common stock upon vesting. Because of the nature of LTIP units, the actual value upon vesting, if any, may have been less, and the actual amount realized won’t be determinable until the units are redeemable.

Pension Benefits
We do not provide pension or retirement benefits to our named executive officers.
Nonqualified Deferred Compensation
Our named executive officers have not received any nonqualified deferred compensation.
Potential Payments Upon Termination of Employment or Change of Control
We are not a party to any employment agreements with our executive officers. As a result, all payments we would need to make to any named executive officer upon termination of employment or following a change of control are pursuant to awards granted under our equity incentive plan and the award agreements issued thereunder (which, for our executive officers, incorporate by reference certain acceleration of vesting provisions contained in the employment agreements that each executive officer has entered into with our advisor).
Generally, our equity awards (other than performance awards) and our deferred cash awards will fully vest upon (i) the death or disability of the named executive officer; (ii) the termination or removal of the named executive officer as an employee or consultant of the Company or an affiliate without “cause” (as defined therein) or by the named executive officer for “good reason” (as defined therein); or (iii) the termination without “cause” or resignation for any reason of the named executive officer as an employee or consultant of the Company or an affiliate within one year from the effective date of a change of control of the Company.
The PSUs and Performance LTIPs granted to the named executive officers will be eligible for accelerated vesting upon (i) the termination or removal of the named executive officer as an employee of the Company by the Company without “cause” (including a termination of the advisory agreement with our advisor) or by the named executive officer for “good reason,” (ii) the death or disability of the named executive officer, (iii) a change of control of the Company, (iv) a change of control of our advisor, if such change of control results in the vesting of the award under the terms of any employment agreement that the named executive officer has with our advisor, and (v) an involuntary termination of employment or the nonrenewal of the employment agreement to the extent such event causes vesting of the award under the employment agreement the named executive officer has with our advisor. (Our advisor is an affiliate under our equity incentive plan.) The number of PSUs or Performance LTIPs that vests is generally calculated based on performance at the greater of target or actual performance (based on a truncated performance period), except that in the case of clauses (iii) and (iv), the number is based solely on actual performance (based on a truncated performance period).

38	2023 Proxy Statement

For the purposes of the plan, the following definitions apply:
“Cause” has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers have with our advisor, “cause” generally means the named executive officer’s:
(i)
conviction of, or entry of a plea of guilty or nolo contendere to, a felony (exclusive of a conviction, plea of guilty, or plea of nolo contendere arising under a statutory provision imposing criminal liability on a per se basis due to any offices held by the named executive officer pursuant to the employment agreement, so long as any act or omission of the named executive officer with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of our advisor’s board of directors);

(ii)	willful breach of duty of loyalty which is materially detrimental to our advisor or any entity that it advises, which is not cured within 30 days following written notice thereof;
(iii)
willful failure to perform or adhere to explicitly stated duties or guidelines of employment or to follow the lawful directives of our advisor, which is not cured within 30 days following written notice thereof;

(iv)	gross negligence or willful misconduct in the performance of duties which is not cured within 30 days following written notice thereof;
(v)	willful commission of an act of dishonesty resulting in material economic or financial injury to our advisor or any entity that it advises, or willful commission of fraud; or
(vi)	chronic absence from work for reasons other than illness which is not cured within 30 days following written notice thereof.
A “change of control” of the Company is deemed to have occurred when:
(i)
any person other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) Ashford Inc. or an affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding;

(ii)
the consummation of any merger, organization, business combination, or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination, or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination, or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii)
the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv)
individuals who constitute our Board cease for any reason to constitute at least a majority of our Board; provided, however, that any individual becoming a director whose election by our Board was approved by a vote of at least a majority of the directors then comprising the Board is considered as though such individual were a member of the initial Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than our Board.

2023 Proxy Statement 39

“Good reason” has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers have with our advisor, “good reason” generally means:
(i)
the assignment to the named executive officer of any duties, responsibilities, or reporting requirements (or, in the case of Mr. Hays, any title or directives) inconsistent with his or her position, or any material diminishment of the named executive officer’s duties, responsibilities, or status;

(ii)	a reduction by our advisor in the named executive officer’s base salary or target bonus;
(iii)	the requirement that the principal place of business at which the named executive officer performs his or her duties be changed to a location outside the greater Dallas metropolitan area; or
(iv)	any material breach by the advisor of the employment agreement.
The following table sets forth the value of the equity and deferred cash awards held by the Company’s named executive officers as of December 31, 2022 whose vesting would accelerate in the circumstances described above, assuming a common stock value of $4.47 per share, the closing share price of the common stock as of December 30, 2022, and, as applicable, that the outstanding performance-based awards are paid out at the target level, other than the performance LTIPs, which assume the maximum level.
Name	Change in Control (No Termination)(1)	Involuntary Termination from Advisor, Death, Disability and Non-Renewal of Employment Agreement(1)
J. Robison Hays, III	$1,879,365	$3,024,825
Deric S. Eubanks	$1,506,017	$1,654,434
Alex Rose	$153,594	$366,401
Mark L. Nunneley	$607,529	$951,117
(1)	Values assume that the outstanding performance-based awards are paid out at the target level, other than the performance LTIPs, which assume the maximum level.
Pay Ratio Disclosure
In August 2015, the SEC issued final rules implementing the provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act that require U.S. publicly-traded companies to disclose the ratio of their Chief Executive Officer’s compensation to that of their median employee. Disclosure pursuant to such rules is not included herein because we do not have any employees.

40	2023 Proxy Statement

Pay Versus Performance Disclosure
							Value of Initial Fixed $100 Investment Based on		Net Income (Loss) Attributable to the Common Stockholders (in thousands)	Adjusted EBITDAre (in thousands)(1)
Year	Summary Compensation Table Total for First PEO(2)	Summary Compensation Table Total for Second PEO(2)	Compensation Actually Paid(5) to First PEO	Compensation Actually Paid(5) to Second PEO	Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid(5) to Non-PEO NEOs	Total Shareholder Return	Peer Group(4) Total Shareholder Return
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2022	$1,319,893	$—	$476,646	$—	$492,326	$302,819	$1.60	$76.50	$(153,204)	$287,347
2021	$3,763,996	$—	$1,202,262	$—	$1,268,831	$410,127	$3.44	$90.32	$(267,864)	$113,644
2020	$195,187	$439,170	$(321,037)	$(981,252)	$261,773	$(200,449)	$9.28	$76.40	$(520,516)	$(54,927)
(1)	For a reconciliation of Adjusted EBITDAre to a measure under GAAP in the United States, see Annex A.
(2)	Mr. Hays was PEO in 2022, 2021, and during 2020, the PEO role changed from Mr. Kessler to Mr. Hays.
(3)	2022: Messrs. Eubanks, Nunneley and Rose; 2021: Messrs. Eubanks, Haiman, Nunneley and Welter; 2020: Messrs. Eubanks, Haiman, Nunneley and Welter.
(4)	FTSE NAREIT Lodging & Resorts Index
(5)
Compensation Actually Paid is the summary compensation table total for the PEO (column (b) above) and average summary compensation table total for the Non-PEO NEOs (column (d) above), as applicable, with the following adjustments to the value of equity adjusted as follows pursuant to Item 402(v)(2)(iii)(C) of Regulation S-K:

			PEO		Non-PEO Named Executive Officers
	2020 (First PEO)	2020 (Second PEO)	2021	2022	2020	2021	2022
Summary Compensation Table Total	$195,187	$439,170	$3,763,996	$1,319,893	$261,773	$1,268,831	$492,326
SCT Reversal	$(195,187)	$(439,170)	$(3,763,996)	($852,063)	$(261,773)	$(1,268,831)	$(317,823)
New awards outstanding	$112,600	$—	$1,319,508	$815,805	$131,367	$520,705	$304,299
Change in value of prior-year awards	$(284,210)	$—	$(103,408)	($705,726)	$(228,419)	$(112,679)	$(169,653)
New awards vested during the year	$—	$—	$(16,290)	$—	$—	$—	$—
Vested prior-year awards	$(168,072)	$(331,950)	$6,318	($101,263)	$(112,878)	$5,104	$(6,329)
Forfeitures	$—	$(695,724)	$(3,866)	$—	$—	$(3,003)	$—
Dividends	$18,645	$46,422	$—	$—	$9,480	$—	$—
Compensation Actually Paid	$(321,037)	$(981,252)	$1,202,262	$476,646	$(200,449)	$410,127	$302,819

2023 Proxy Statement 41

Relationship Between Compensation Actually Paid (CAP) and Financial Performance Measures in the Pay Versus Performance Table

Compensation Actually Paid Versus Net Income,
2020 - 2022
($ thousands)
CAP
Net Income
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
$0
($100)
($200)
($300)
($400)
($500)
($600)
$1,202.3
$410.1
$476.6
$302.8
($153.2)
($267.9)
($321.0)
($200.4)
($520.5)
($981.3)
2020
2021
2022
CAP to First PEO
CAP to Non-PEO NEOs
CAP to Second PEO
Net Income (Loss)

Compensation Actually Paid Versus Total Shareholder Return, 2020 - 2022
(CAP $ thousands)
CAP
TSR
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
$1,202.3
$90.3
$76.4
$76.5
$410.1
$476.6
$302.8
($321.0)
($200.4)
($981.3)
$9.0
$3.0
$2.0
2020
2021
2022
CAP to First PEO
CAP to Non-PEO NEOs
CAP to Second PEO
Company TSR
Peer Group TSR

Total Shareholder Return is calculated assuming a $100 investment in the Company at the beginning of the period, calculated through the end of the applicable year shown based on the Company’s share price and assuming the reinvestment of any dividends during the applicable measurement period.

42	2023 Proxy Statement

Compensation Actually Paid Versus Adjusted EBITDAre, 2020 - 2022
($ thousands)
CAP
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
Adjusted EBITDAre
$350
$300
$250
$200
$150
$100
$50
$0
($50)
($100)
$1,202.3
$410.1
$476.6
$302.8
$287.3
$113.6
($54.9)
($321.0)
($200.4)
($981.3)
2020
2021
2022
CAP to First PEO
CAP to Non-PEO NEOs
CAP to Second PEO
Adjusted EBITDAre

Tabular List of Financial Performance Measures
The following financial performance measures in our assessment represent the three most important performance measures used by us to link company performance to the compensation actually paid to the applicable named executive officer for 2022.
1. Adjusted EBITDAre
2. Revenue
3. EBITDA Flow

2023 Proxy Statement 43

PROPOSAL NUMBER TWO-ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
We are providing stockholders an opportunity to cast a non-binding advisory vote on executive compensation (sometimes referred to as “say on pay”). This proposal allows the Company to obtain the views of stockholders on the design and effectiveness of our executive compensation program. Your advisory vote will serve as an additional tool to guide the Compensation Committee and our Board in continuing to improve the alignment of our executive compensation programs with the interests of the Company and our stockholders.
Section 14A of the Exchange Act and related SEC rules require that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. We must provide this opportunity to our stockholders at least once every three years; however, following the recommendation of our stockholders, our Board has chosen to hold this vote every year.
In deciding how to vote on this proposal, the Board encourages you to read the Executive Compensation section of this proxy statement. The Board recommends that stockholders vote “FOR” approval of the following resolution:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers of Ashford Hospitality Trust, Inc. as disclosed in the Company’s proxy statement for the 2023 annual meeting of stockholders, in accordance with the SEC’s compensation disclosure rules.”
Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our Board. However, the Compensation Committee will take into account the outcome of this advisory vote when considering future executive compensation decisions.
The Board unanimously recommends a vote FOR approval of Proposal Number Two, advisory approval of our executive compensation.

44	2023 Proxy Statement

PROPOSAL NUMBER THREE-ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
At our 2017 Annual Meeting, stockholders voted in favor of holding an advisory vote on executive compensation (commonly referred to as a “say-on-pay” vote) every year. Since that time, we have included a say-on-pay vote in our proxy statement each year. Pursuant to Section 14A of the Exchange Act, as amended by the Dodd-Frank Act, companies are required to ask stockholders at least once every six years how often they would like the Company to hold such a vote. Thus, this year we are again asking you to vote on how often we should hold say-on-pay votes.
Our Board believes that, of the three alternative frequencies, submitting a non-binding, advisory say-on-pay resolution to stockholders every year is preferable. Annual votes will provide the Board with clearer feedback regarding the compensation of our named executive officers. The primary focus of the disclosure of the compensation of our named executive officers required to be included in our proxy statements is compensation granted in or for the prior fiscal year. Additionally, the compensation committee re-evaluates the compensation of our named executive officers each year. An annual say-on-pay resolution will match the annual focus of this proxy statement disclosure and provide us with the clearest and most timely feedback of the three options. This feedback may then be considered by our Compensation Committee in its next annual decision-making process. Additionally, the administrative process of submitting a non-binding, advisory say-on-pay resolution to stockholders on an annual basis is not expected to impose any substantial additional costs on the Company.
Please mark on the proxy card your preferred frequency by choosing the option of every year, two years or three years or mark “abstain” when you indicate your preference in response to the resolution set forth below.
“RESOLVED, that the Company’s stockholders hereby approve, on a non-binding, advisory basis, the submission by the Company of a non-binding, advisory say-on-pay resolution pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, every year, every two years, or every three years.”
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years or abstain from voting. The option of one year, two years or three years that receives a majority of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that has been selected by stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.
The Board unanimously recommends that stockholders vote to hold an advisory vote on executive compensation EVERY YEAR.

2023 Proxy Statement 45

PROPOSAL NUMBER FOUR-RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT AUDITORS
We are asking our stockholders to ratify our Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. BDO USA, LLP has served as the Company’s auditor since 2015. Stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
Our Audit Committee is responsible for appointing, retaining, setting the compensation of, and overseeing the work of our independent registered public accounting firm. Our Audit Committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee approved all fees paid to BDO USA, LLP since their appointment with no reliance placed on the de minimis exception established by the SEC for approving such services.
Audit Committee Report
Our Audit Committee is governed by a written charter adopted by our Board and is composed of three independent directors, each of whom has been determined by our Board to be independent in accordance with the rules of the NYSE.
The following is our Audit Committee’s report in its role as the overseer of the integrity of our financial statements, the financial reporting process, our independent auditor’s performance, including their qualification and independence, and our compliance with legal and regulatory requirements. In carrying out its oversight responsibilities, our Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the outside auditor’s work. This report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act or incorporated by reference in any document so filed.
The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee meetings include, whenever appropriate, executive sessions with the independent auditors and with the Company’s internal auditors, in each case without the presence of management.
The Audit Committee has reviewed and discussed the consolidated financial statements of the Company as of and for the year ended December 31, 2022 with management of the Company and BDO USA, LLP, the Company’s independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of the Company’s disclosure controls and procedures; evaluating the effectiveness of the Company’s internal control over financial reporting; and evaluating any change in internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. BDO USA, LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
Management, with the involvement of our Chief Executive Officer and Chief Financial Officer, has completed an evaluation of the Company’s system of internal control over financial reporting as of December 31, 2022 in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. Upon completion of that

46	2023 Proxy Statement

evaluation, management provided the Audit Committee with, and the Audit Committee reviewed, a written report on the effectiveness of our internal control over financial reporting provided by management. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC, as well as BDO USA, LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee our efforts related to its internal control over financial reporting and management’s preparation for the evaluation in fiscal year 2022.
The Audit Committee has discussed with BDO USA, LLP the matters required to be discussed with the independent auditors pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communication with the Audit Committees), including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has received the written disclosures and letter from BDO USA, LLP to the Audit Committee required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and has discussed with BDO USA, LLP its independence.
Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.
AUDIT COMMITTEE
Sheri L. Pantermuehl, Chair
Frederick J. Kleisner
Alan L. Tallis
Auditor Fees
Services provided by BDO USA, LLP included the audits of the annual consolidated financial statements of the Company and our subsidiaries. Services also included the review of unaudited quarterly consolidated financial information in accordance with PCAOB standards, review and consultation regarding filings with the SEC and the Internal Revenue Service, and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2022 and 2021, aggregate fees incurred related to our principal accountants, BDO USA, LLP consisted of the following:
	Year Ended December 31,	Year Ended December 31,
	2022	2021
Audit Fees	$1,360,400	$1,128,455
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$1,360,400	$1,128,455
“Audit Fees” include fees and related expenses for professional services rendered in connection with audits of our annual financial statements and the financial statements of certain of our subsidiaries, reviews of our unaudited quarterly financial information, reporting on the effectiveness of our internal controls over financial reporting and reviews and consultation regarding financial accounting and reporting matters. This category also includes fees for services that generally only the auditor reasonably can provide, such as statutory audits, comfort letters, consents, and assistance with review of our filings with the SEC.
“Audit-Related Fees” include fees and related expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not Audit Fees.
“Tax Fees” include fees and related expenses billed for tax compliance services and federal and state tax advice and planning.

2023 Proxy Statement 47

“All Other Fees” include fees and related expenses for products and services that are not Audit Fees, Audit-Related Fees or Tax Fees.
Representatives of BDO USA, LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
The Board unanimously recommends a vote FOR approval of Proposal Number Four, the ratification of the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2023.

48	2023 Proxy Statement

PROPOSAL NUMBER FIVE-APPROVAL OF AMENDMENT NO. 3 TO THE ASHFORD HOSPITALITY TRUST, INC. 2021 STOCK INCENTIVE PLAN
GENERAL
In 2021, the Company adopted its 2021 Stock Incentive Plan (as amended, the “2021 Plan”) and subsequently amended it in 2021 to memorialize the Company’s 1-for-10 reverse stock split and in 2022 to increase the number of shares available for issuance, which increase was approved by the Company’s stockholders at last year’s annual meeting. The Board now proposes and recommends that stockholders approve Amendment No. 3 to the 2021 Plan to further increase the number of shares available for issuance (the “Plan Amendment” and, together with the earlier amendments, collectively the “Plan Amendments”).
The 2021 Plan is our primary retention tool, the purpose of which is to encourage those who provide services to the Company (including, without limitation, our executive officers, non-employee directors, employees of our advisor, and others providing advisory or consulting services to the Company) to acquire or increase their equity interests in our Company to give an added incentive to work toward its growth and success. In 2022, the 2021 Plan was amended to increase the aggregate number of shares of common stock available under the 2021 Plan from 530,000 shares to 1,180,000 shares (an increase of 650,000 shares).
As of December 31, 2022, there were (i) 86,271 shares of the Company’s common stock available for issuance under the 2021 Plan, (ii) 818,302 shares subject to outstanding “full-value” awards under the 2021 Plan (e.g., restricted stock, performance stock units, and time- and performance-based LTIPs, which figure includes 662,793 performance awards at the “target” level, and which may ultimately vest between 0% and 250% of target), and (iii) 0 shares subject to outstanding options and stock appreciation rights under the 2021 Plan.
The purpose of the Plan Amendment is to increase the aggregate number of shares of our common stock available for issuance under the 2021 Plan from 1,180,000 shares to 2,140,000 shares (an increase of 960,000 shares). All of the newly available shares would be available for the grant of incentive stock options.
The Board believes that increasing the reserved shares of the Company’s common stock available for issuance under the 2021 Plan by 960,000 shares would provide sufficient shares for the Company’s equity-based compensation needs for approximately one to two years following stockholder approval of the Plan Amendment. This estimate is based on our historical usage. The reserve may be sufficient for a longer or shorter period of time, depending on our future equity grant needs, which are related to factors such as our participant population, future award forfeitures and cancellations, the Company’s acquisition activity, the Company’s stock price, and our retentive needs in a competitive compensation environment.
As described in detail in the “Executive Compensation” section of this proxy statement, equity compensation is integral to our operations. Our executive officers, as with the other employees of our advisor, are eligible to receive equity awards from us, which provide them with long-term exposure to our performance and aligns their interests with those of our stockholders. If our stockholders do not approve the Plan Amendment, our future ability to issue appropriate equity compensation to hire and retain talent will be severely limited, which could have an adverse impact on our ability to retain our workforce and, ultimately, on our business.
We are asking stockholders to approve the Plan Amendment. A summary of the material terms of the 2021 Plan, as amended by the Plan Amendments, is set forth below. Our summaries of the Plan Amendment and the 2021 Plan (as amended by the Plan Amendments) are qualified in their entirety by reference to the full text of the 2021 Plan, which, as previously amended and as it would be amended by the Plan Amendment, is provided in Annex B to this proxy statement.
The potential dilution resulting from issuing all of the 960,000 additional shares of the Company’s common stock available for issuance under the 2021 Plan as amended by the Plan Amendment, if approved, would be 2.8%, based on our common stock outstanding as of March 10, 2023 (approximately 34,495,124 shares, exclusive of 304,493 outstanding units in our operating partnership). The Company’s burn rate over 2020-2022 under the 2021 Plan was 2.55%, 2.03% and 0.38%, respectively, for a three-year average burn rate of 1.65%.

2023 Proxy Statement 49

The following chart shows the status of performance-based compensation awards in respect of years 2022-2022:
Performance-Based Awards	# of PSUs @ Target	# of Performance LTIPs @ Target	# of Performance LTIPs @ Max
Non-Vested at Dec. 31, 2019	15,842	9,876	19,751
Granted	7,000	2,500	5,000
Vested or Earned	-	-	-
Forfeited	10,089	5,894	11,787
Non-Vested at Dec. 31, 2020	12,753	6,482	12,964
Granted	134,363	48,860	122,149
Vested or Earned	-	-	-
Forfeited	8,003	3,982	7,964
Non-Vested at Dec. 31, 2021	139,113	51,360	127,149
Granted	34,361	478,189	1,195,473
Vested or Earned	32,980	1,500	1,500
Forfeited	4,750	1,000	3,500
Non-Vested at Dec. 31, 2022	135,744	527,049	1,317,622
SUMMARY OF THE 2021 PLAN, AS AMENDED BY THE PLAN AMENDMENTS
Eligibility
Under the 2021 Plan, we may grant awards to employees, consultants and non-employee directors of the Company or its affiliates (including, without limitation, the Company’s advisor, Ashford Inc., and its subsidiaries). While we may grant incentive stock options only to employees of the Company or certain of its affiliates, we may grant nonqualified stock options and other types of awards to any eligible participant. As of December 31, 2022, we had seven non-employee directors and we and our affiliates had a total of approximately 534 employees who are reasonably expected to be eligible for receipt of an award under the 2021 Plan.
Types of Awards
The 2021 Plan authorizes the Company to grant:
•	nonqualified stock options;
•	incentive stock options;
•	unrestricted (or “bonus”) stock;
•	restricted stock;
•	phantom stock;
•	stock appreciation rights; and
•	other stock-based awards, including long-term incentive partnership units in our operating partnership (“LTIP units”) and cash denominated awards.
In addition, the 2021 Plan permits the Company to sell shares of common stock to a participant (for no more than their fair market value at the time of purchase).
Shares Subject to the 2021 Plan
If the Plan Amendment is approved by our stockholders, the aggregate number of shares of our common stock available for issuance under the 2021 Plan would increase from 1,180,000 shares to 2,140,000 shares (the “Share Limit”), an increase of 960,000 shares. As of March 21, 2023, the closing per share trading value of our common stock was $3.04.
These shares may be shares of original issuance, treasury shares, shares acquired in the open market or a combination of the foregoing. Shares of our common stock issued under any plan assumed by the Company in any corporate transaction will not count against the Share Limit, nor will any awards granted in substitution for outstanding

50	2023 Proxy Statement

awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines. Any shares subject to an award under the 2021 Plan that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for awards under the 2021 Plan, except that the following shares shall not again become available for awards under the 2021 Plan: (i) shares tendered by a participant or withheld by the Company in payment of the purchase price of an option issued under the 2021 Plan, (ii) shares tendered by a participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under the 2021 Plan, (iii) shares repurchased by the Company with proceeds received from the exercise of an option issued under the 2021 Plan, and (iv) shares subject to a stock appreciation right issued under the 2021 Plan that are not issued in connection with the stock settlement of that stock appreciation right upon its exercise.
Administration
The 2021 Plan is administered by the Compensation Committee of our Board (the “Compensation Committee”). The authority of the Compensation Committee includes, among other things, selecting award recipients, establishing award terms and conditions, granting awards, construing any ambiguous provision of the 2021 Plan or in any award agreement issued thereunder, and adopting modifications and amendments to the 2021 Plan or any award agreement, subject to the terms of the 2021 Plan. The Board may also exercise the full power to administer the 2021 Plan in its discretion.
Types of Awards
Stock Options. Stock options entitle the participant to purchase shares of our common stock at a price not less than the fair market value per share on the grant date. Stock options may be incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options. All of the shares available for issuance under the 2021 Plan, including those subject to the Plan Amendment if approved, may be granted in the form of incentive stock options. The Compensation Committee may establish procedures through which the exercise price is payable in cash or by check, by a cashless broker-assisted exercise, by the transfer to the Company of shares of our common stock owned by the participant, by the Company withholding shares of our common stock otherwise deliverable to the participant upon the exercise of the stock option, or by a combination of these payment methods. No stock option will be exercisable more than 10 years after the grant date. Except as otherwise provided in an applicable award agreement, outstanding unvested options will vest if we terminate a participant’s service without “cause,” a participant terminates his or her service with us for “good reason,” or a participant’s employment ends due to death or disability. Stock options are generally not transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order. We have not granted any stock options under the 2021 Plan.
Restricted Stock. A grant of restricted stock constitutes an immediate transfer to the participant of the ownership of shares of our common stock. Restricted stock generally entitles the holder to voting and dividend rights. While restricted stock remains unvested, the transferability of the restricted stock may be prohibited or restricted in the manner and to the extent prescribed by the Compensation Committee on the grant date. Except as otherwise provided in an applicable award agreement, outstanding unvested shares of restricted stock will vest if we terminate a participant’s service without “cause,” a participant terminates his or her service with us for “good reason,” or a participant’s employment ends due to death or disability.
Bonus Stock. Bonus stock is a share of common stock not subject to any vesting or forfeiture restrictions.
Phantom Stock. Phantom stock is a right, subject to satisfaction of terms and conditions as imposed by the Compensation Committee, to receive, upon vesting, cash, common stock, other securities, or other property equal to the value of a stated number of shares of common stock. The right to receive payment of an award of phantom stock may be conditioned upon continued employment or achievement of performance goals.
Stock Appreciation Rights. A stock appreciation right is a right to receive from the Company an amount equal to the fair market value of the underlying share on the date of exercise less the grant price (or strike price) of the stock appreciation right. The amount payable by the Company upon the exercise of a stock appreciation right may be paid in cash, shares of our common stock, other property or any combination thereof.

2023 Proxy Statement 51

Stock appreciation rights can be tandem (i.e., granted with stock options to provide an alternative to the exercise of the option rights) or freestanding. Tandem appreciation rights may only be exercised at a time when the related option right is exercisable, and require that the related stock option be surrendered for cancellation. No stock appreciation right will be exercisable more than 10 years after the grant date.
Other Stock-Based Awards. Consistent with the terms of the 2021 Plan, the Compensation Committee will establish the terms of awards of other stock-based awards, including restricted stock units or LTIP units, and such other awards may also be denominated and/or payable in cash. These awards may also be subject to vesting requirements as determined by the Compensation Committee, which may include completion of a period of service or attainment of performance objectives.
The LTIP units are a special class of partnership units in our operating partnership. Grants of LTIP units are designed to offer participants the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under the 2021 Plan, reducing availability for other equity awards, because LTIP units are convertible into common units of our operating partnership, which may themselves be converted into shares of our common stock based on a conversion ratio of 1:1. As a result, an LTIP unit granted may result in an issuance of one share of our common stock. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the treatment of time-vested restricted stock. (Note that distributions on LTIPs that vest subject to achievement of performance goals accrue on unvested units and are paid in the form of additional common units of our operating partnership on the actual number of LTIP units that vest.) The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units but can achieve such parity over time. Upon the occurrence of certain corporate events, which are not performance-related events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that a participant will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.
Subject to satisfaction of the applicable performance- or service-vesting requirements for the LTIP units, the LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when the Company’s stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement, for the operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of a partnership interest. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when the operating partnership’s assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached.
Adjustments
In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to acquire shares of common stock or other securities of the Company or other similar corporate transaction or event that affects the shares of common stock, or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Compensation Committee determines, in its sole discretion, could result in dilution or enlargement of the rights intended to be granted to, or available for, participants (any event in (i) or (ii), an “Adjustment Event”), the Compensation Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the Share Limit, or any other limit applicable under the 2021 Plan with respect to the number of awards which may be granted thereunder; (B) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of awards or with respect to which awards may be granted under the 2021 Plan; and (C) the terms of any outstanding award, including, without limitation, (I) the number of shares of

52	2023 Proxy Statement

common stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding awards or to which outstanding awards relate; (II) the exercise price or strike price with respect to any award; or (III) any applicable performance measures; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Compensation Committee shall make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring. Any adjustment may provide for the elimination of any fractional share that might otherwise become subject to an award. Any adjustment by the Compensation Committee shall be conclusive and binding for all purposes.
Dividends and Dividend Equivalents
The Compensation Committee may, in its sole discretion, provide a participant as part of an award with dividends, dividend equivalents, or similar payments in respect of awards, payable in cash, shares of common stock, other securities, other awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Compensation Committee in its sole discretion.
Clawback
All awards under the 2021 Plan shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Compensation Committee and as in effect from time to time; and (ii) applicable law. Further, unless otherwise determined by the Compensation Committee, to the extent that the participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations, or other administrative error), the participant may be required by the Compensation Committee to repay any such excess amount to the Company.
Transferability
Awards under the 2021 Plan are generally not transferable. However, the Compensation Committee may approve transfers to certain family members of a participant, a trust solely for the benefit of a participant and the participant’s family members, a partnership or limited liability company whose only partners or stockholders are the participant and the participant’s family members, or a beneficiary to whom donations are eligible to be treated as “charitable contributions.”
Prohibition on Repricing
The Compensation Committee does not have the right, without stockholder approval, to (i) grant to holders of outstanding options or stock appreciation rights, in exchange for the surrender and cancellation of such options or stock appreciation rights, (x) new options or stock appreciation rights having exercise or grant prices lower than the exercise or grant price provided in the options or stock appreciation rights so surrendered and canceled, or (y) another award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled option or stock appreciation right, or (ii) take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
Amendment; Duration; Termination
The Board may amend or terminate the 2021 Plan at any time, but an amendment will not become effective without the approval of our stockholders if it increases the number of shares of common stock that may be issued under the plan (other than changes permitted in connection with an Adjustment Event) or otherwise “materially revises” the terms of the 2021 Plan (within the meaning of the applicable NYSE rules). No amendment or termination of the 2021 Plan will adversely affect a participant’s rights under outstanding awards in any material respect without the participant’s consent. If not sooner terminated as described above, the 2021 Plan will terminate on May 12, 2031, and no new awards may be granted under the 2021 Plan after the termination date. Awards made before the 2021 Plan’s termination will continue in accordance with their terms.

2023 Proxy Statement 53

Material U.S. Federal Income Tax Consequences Related to Awards Granted under the 2021 Plan
The following is a brief summary of certain material U.S. federal income tax consequences related to awards under the 2021 Plan. This summary is not intended to be complete and does not purport to cover federal employment tax or other federal tax consequences, or any state, local, or non-U.S. taxes.
Tax Consequences to Participants
Incentive Stock Options. No income generally will be recognized by a participant upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss.
If shares of our common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
Nonqualified Stock Options. In general, no income will be recognized by a participant at the time a nonqualified stock option is granted. Upon exercise of a nonqualified stock option, ordinary income will be recognized by the participant in an amount equal to the difference between the exercise price and the market value of the shares, if unrestricted, on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant generally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the market value of any unrestricted shares of our common stock (or other securities or property) received on the exercise.
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of grant of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the market value of such shares (determined without regard to any such restrictions) over the purchase price, if any, of such restricted stock.
Other Stock-Based Awards. The tax consequences of another stock-based award will depend on the structure and terms of such award. Generally, LTIP units are intended to be treated as “profits interests” for purposes of the Code, meaning that a participant will generally not recognize income on the date of grant or vesting of an LTIP unit, and may benefit from taxation at long-term capital gains rates upon disposition of the LTIP unit if applicable holding period requirements are satisfied.
Tax Consequences to the Company
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will generally be entitled to a corresponding deduction, subject to applicable limitations under the Code (including Section 162(m) of the Code). The Company is not entitled to a corresponding deduction where a participant recognizes capital gain (or loss) in the circumstances described above.
Section 409A of the Code
Certain types of awards under the 2021 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of

54	2023 Proxy Statement

the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2021 Plan and awards granted under the 2021 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Compensation Committee, the 2021 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
New Plan Benefits
Because benefits under the 2021 Plan are at the discretion of the Compensation Committee, it is not possible to determine the value of benefits that will be received by participants in the 2021 Plan with respect to any awards made in the future.
Equity Compensation Plan Information
The following table sets forth certain information with respect to securities authorized and available for issuance under our equity compensation plans as of December 31, 2022:
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance (c)
Equity compensation plans approved by security holders	210,905	N/A	86,271
Equity compensation plans not approved by security holders	None	N/A	None
Total	210,905	N/A	86,271
(1)
Consists of rights to acquire our common stock subject to the satisfaction of service and or performance vesting conditions (with the amount shown assuming the maximum level of performance under the 2021 and 2022 PSU awards). The number of shares subject to issuance under the PSUs (if any) will depend on the ultimate actual performance level, and the Company in its discretion may settle the 2022 PSUs in cash rather than shares of common stock.

(2)
As of December 31, 2022, there were 86,271 shares of our common stock, or securities convertible into 86,271 shares of our common stock that remained available for issuance under our 2021 Stock Incentive Plan.

Vote Required for Approval
Approval of the Plan Amendment requires the affirmative vote of a majority of the votes cast. Abstentions will not be treated as a vote cast either “for” or “against” the approval of the Plan Amendment, and therefore will not be included in the vote totals and will not affect the outcome of the vote for the Plan Amendment. Assuming a valid quorum is otherwise established, broker non-votes will have no effect on the outcome of any vote on the proposal to approve the Plan Amendment.
Recommendation of the Board
The Board unanimously recommends a vote FOR the approval of the Plan Amendment. The Board believes it is in the best interests of the Company and its stockholders to enable the Company to implement equity incentive compensation arrangements that are able to appropriately incentivize and retain our executive officers and non-employee directors, employees of our advisor, and others providing advisory or consulting services to the Company, and align the interests of participants with the interests of our stockholders. If our stockholders do not approve the Plan Amendment, our future ability to issue appropriate equity compensation to hire and retain talent will be severely limited, which could have an adverse impact on our ability to retain our workforce and, ultimately, on our business.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NUMBER FIVE, APPROVAL OF AMENDMENT NO. 3 TO THE ASHFORD HOSPITALITY TRUST, INC. 2021 STOCK INCENTIVE PLAN.

2023 Proxy Statement 55

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of March 10, 2023 regarding the ownership of our equity securities by (i) each person known to us who beneficially owns, directly or indirectly, more than five percent of our outstanding shares of voting stock, (ii) each of our directors and our named executive officers and (iii) all of our directors and executive officers as a group. In accordance with SEC rules, each listed person’s beneficial ownership includes: (i) all shares the person owns beneficially; (ii) all shares over which the person has or shares voting or dispositive control; and (iii) all shares the person has the right to acquire within 60 days. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares of our voting stock shown to be beneficially owned by such person or entity. As of March 10, 2023, we had an aggregate of 34,495,123 shares of voting stock outstanding, consisting of 34,495,123 shares of our common stock. Except as indicated in the footnotes to the table below, the address of each person listed below is the address of our principal executive office, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
Security Ownership of Management and Directors
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Monty J. Bennett	97,204(3)	*
Benjamin J. Ansell, M.D.	53,477	*
Amish Gupta	24,795	*
Kamal Jafarnia	23,987	*
Frederick J. Kleisner	23,462	*
Sheri L. Pantermuehl	23,653	*
Alan L. Tallis	28,552	*
Deric S. Eubanks	26,033	*
Mark L. Nunneley	16,359	*
J. Robison Hays, III	107,519	*
Alex Rose	—	*
All executive officers and directors as a group (11 persons)	425,040	1.2%
*	Denotes less than 1.0%.
(1)
Assumes that all common units of our operating partnership held by such person or group of persons are redeemed for common stock based on the applicable exchange ratio as of March 10, 2023, which was one share of our common stock per common unit, and includes all restricted stock grants made since our initial public offering through March 10, 2023. All such stock grants typically vest over a period of time generally commencing on the date of their issuance. The number includes LTIP units in our operating partnership that have achieved economic parity with the common units as of March 10, 2023 but excludes any LTIP units (including Performance LTIPs) issued subsequent to March 10, 2023 or that have not yet achieved economic parity or PSUs, LTIP units or Performance LTIPs that have not yet vested. All LTIP units that have achieved economic parity with the common units are, subject to certain time-based and/or performance-based vesting requirements, convertible into common units, which may be redeemed for either cash or, at our sole discretion, up to one share of our common stock.

(2)
As of March 10, 2023, there were outstanding and entitled to vote 34,495,123 shares of common stock. The total number of shares outstanding used in calculating the percentage for each person assumes that operating partnership common units held by such person and LTIP units held by such person that have achieved economic parity with the common units are redeemed for common stock, using the conversion ratio effective as of the record date, but none of the operating partnership units held by other persons are redeemed for common stock.

(3)
Includes 9,431 common units held directly by Ashford Financial Corporation, 50% of which is owned by Mr. Monty J. Bennett. Mr. Monty J. Bennett disclaims beneficial ownership in excess of his pecuniary interest in such common units.

56	2023 Proxy Statement

Security Ownership of Certain Beneficial Owners
The following table sets forth information as of March 10, 2023 regarding the ownership of our equity securities by the persons known to Ashford Trust to be the beneficial owners of five percent or more of our common stock (our only voting securities), by virtue of the filing of a Schedule 13D or Schedule 13G with the SEC. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of Ashford Trust’s common stock. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.
Title of Securities	Name of Stockholder	Number of Shares Beneficially Owned	Percent of Class(1)
Common Stock	Brookfield Asset Management Inc.	1,810,890 (2)	5.3%
Common Stock	BlackRock, Inc.	2,548,589 (3)	7.4%
Common Stock	Värde Partners, L.P.	2,434,064 (4)	7.19%
(1)	As of March 10, 2023, there were outstanding and entitled to vote 34,495,123 shares of common stock.
(2)
Based on information provided by Brookfield Asset Management Inc. in a Schedule 13G filed with the SEC on February 14, 2022. Per such Schedule 13G, Brookfield Asset Management Inc. has sole voting power over all of such shares and sole dispositive power of all of such shares. The principal business address of Brookfield Asset Management Inc. is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(3)
Based on information provided by BlackRock, Inc. in a Schedule 13G filed with the SEC on February 3, 2023. Per such Schedule 13G, BlackRock, Inc. has sole voting power over 2,472,225 and sole dispositive power of all of such shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)
Based on information provided by Värde Partners, L.P. in a Schedule 13G filed with the SEC on February 14, 2022. Per such Schedule 13G, Värde Partners, L.P. has shared voting power over all of such shares and shared dispositive power of all of such shares. The principal business address of Värde Partners, L.P. is 901 Marquette Ave S, Suite 3300, Minneapolis, MN 55402.

Delinquent Section 16(a) Reports
Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2022 the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a); except that one report, covering one transaction, was filed late by Mr. Bennett and one report, covering one transaction, was filed late by Mr. Eubanks.

2023 Proxy Statement 57

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
This section of the proxy statement describes certain relationships and related person transactions we have that could give rise to conflicts of interest. A “related transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, since the beginning of our last fiscal year or currently proposed, in which: (i) our Company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any related person had or will have a direct or indirect material interest.
A “related person” means: (i) any director, director nominee or executive officer of the Company, (ii) any person known to the Company to be the beneficial owner of more than 5% of its outstanding voting stock at the time of the transaction, (iii) any immediate family member of either of the foregoing, or (iv) a firm, corporation or other entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has at least a 10% equity interest.
Conflict of Interest Policies
We take conflicts of interest seriously and aim to ensure that transactions involving conflicts or potential conflicts are thoroughly examined and only approved by independent Board members.
Because we could be subject to various conflicts of interest arising from our relationships with Braemar and Ashford Inc., including its subsidiaries, their respective affiliates and other parties, to mitigate any potential conflicts of interest, we have adopted a number of policies governing conflicts of interest. As described further in “Board of Directors and Committees-Board Member Independence” above, our bylaws require that, at all times, a majority of our Board be independent directors, and our Corporate Governance Guidelines require that two-thirds of our Board be independent directors at all times that we do not have an independent chairman.
Our Corporate Governance Guidelines provide that, in order to mitigate potential conflicts of interest, any waiver, consent, approval, modification, enforcement, or elections which the Company may make pursuant to any agreement between the Company, on the one hand, and any of the following entities, on the other hand, shall be within the exclusive discretion and control of a majority of the independent directors: (a) Braemar or any of its subsidiaries; (b) Ashford Inc. or any of its subsidiaries; (c) any entity controlled by Mr. Monty J. Bennett and/or Mr. Archie Bennett, Jr.; and (d) any other entity advised by Ashford Inc. or its subsidiaries.
Additionally, our Board has adopted our Code of Business Conduct and Ethics, which includes a policy for review of any transactions in which an individual’s private interests may interfere or conflict in any way with the interests of the Company. Pursuant to the Code of Business Conduct and Ethics, employees must report any actual or potential conflict of interest involving themselves or others to our Executive Vice President, General Counsel and Secretary. Directors must make such report to our Executive Vice President, General Counsel and Secretary or the Chairman of the Nominating and Corporate Governance Committee. Officers must make such report to the Chairman of the Nominating and Corporate Governance Committee.
Our Related Party Transactions Committee is a committee composed of three independent directors and is tasked with reviewing any transaction in which our officers, directors, Ashford Inc. or Braemar or their officers, directors or respective affiliates have an interest, including our advisor or any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny a new proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to our independent directors on past approved related party transactions. Finally, our directors also are subject to provisions of Maryland law that address transactions between Maryland corporations and our directors or other entities in which our directors have a material financial interest. Such transactions may be voidable under Maryland law, unless certain safe harbors are met. Our charter contains a requirement, consistent with one such safe harbor, that any transaction or agreement involving us, any of our wholly owned subsidiaries or our operating partnership and a director or officer or an affiliate or associate of any director or officer requires the approval of a majority of disinterested directors.

58	2023 Proxy Statement

Our Relationship and Agreements with Ashford Inc. and its Subsidiaries
On November 12, 2014, we completed a spin-off of our asset management and advisory business from our hospitality investment business into Ashford Inc. In connection with that spin-off, we entered into an advisory agreement with Ashford Inc., pursuant to which Ashford Inc. (through its operating company, Ashford LLC) serves as our advisor and is responsible for implementing our investment strategies and decisions and managing our day-to-day operations, in each case subject to the supervision and oversight of our Board. Ashford Inc. may also perform similar services for new or existing platforms created by us, Ashford Inc. or Braemar. In addition, we have entered into other agreements with Ashford Inc. and its subsidiaries, which are described below.
Our Chairman, Mr. Monty J. Bennett, also serves as Chairman and Chief Executive Officer of Ashford Inc. As of March 10, 2023, Mr. Monty J. Bennett may be deemed to beneficially own approximately 3,000,329 shares of Ashford Inc.’s common stock (consisting of common stock, vested options and Class 2 LTIPs to purchase common stock, and common units in Ashford Inc.’s operating company which are redeemable for cash or, at the option of Ashford Inc., for shares of Ashford Inc.’s common stock on a one-for-one basis, and inclusive of approximately 2,051,651 shares of Ashford Inc.’s common stock issuable in the aggregate upon conversion of 9,279,300 shares of Ashford Inc.’s Series D Cumulative Convertible Preferred Stock (the “Series D Convertible Preferred Stock”), along with all unpaid accrued and accumulated dividends thereon, beneficially owned by Mr. Monty J. Bennett as of such date, each of which shares of Series D Convertible Preferred Stock is convertible into shares of Ashford Inc. common stock at a conversion ratio equal to the liquidation price of a share of Series D Convertible Preferred Stock (which is $25) divided by $117.50). In accordance with SEC rules, Mr. Monty J. Bennett may be deemed to beneficially own approximately 52.3% of Ashford Inc.’s common stock.
As of March 10, 2023, Mr. Monty J. Bennett’s father, Mr. Archie Bennett, Jr., our Chairman Emeritus, is deemed to beneficially own approximately 2,221,369 shares of Ashford Inc.’s common stock (consisting of common stock and common units in Ashford Inc.’s operating company redeemable for cash or, at the option of Ashford Inc., into shares of Ashford Inc.’s common stock on a one-for-one basis, inclusive of approximately 2,095,871 shares of Ashford Inc.’s common stock issuable in the aggregate upon conversion of 9,479,300 shares of Ashford Inc.’s Series D Convertible Preferred Stock, along with all unpaid accrued and accumulated dividends thereon, beneficially owned by Mr. Archie Bennett, Jr. as of such date). In accordance with SEC rules, Mr. Archie Bennett, Jr. may be deemed to beneficially own approximately 41.7% of Ashford Inc.’s common stock.
All of our named executive officers are executive officers or employees of Ashford Inc. and we have one common director with Ashford Inc., Mr. Monty J. Bennett, Chairman of our Board and Chairman of Ashford Inc. As of March 10, 2023, our directors and named executive officers and their immediate family members (other than Mr. Monty J. Bennett, who is our Chairman, and Mr. Archie Bennett, Jr., who is our Chairman Emeritus and Mr. Monty J. Bennett’s father, each of whose beneficial ownership in Ashford Inc. is disclosed above) collectively may be deemed to beneficially own 710,861 shares of Ashford Inc.’s common stock. In accordance with SEC rules, our directors and executive officers and their immediate family members (other than Mr. Monty J. Bennett and Mr. Archie Bennett, Jr.) may be deemed to beneficially own approximately 19.4% of Ashford Inc.’s common stock.1
The fees due to Ashford Inc. and its subsidiaries pursuant to the agreements described below are paid by us to Ashford Inc. or its subsidiaries, and Mr. Monty J. Bennett, Mr. Archie Bennett, Jr., our directors and executive officers and their immediate family members will benefit, as stockholders of Ashford Inc., from the payment by us of such fees to Ashford Inc. or its subsidiaries.
Our Board of Directors has the authority to make annual equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-employee directors, based on our achievement of certain financial and other hurdles established by our Board of Directors. For the year ended December 31, 2022, we awarded equity grants of our common stock, LTIP units, performance stock units, and Performance LTIPs to Ashford Inc.’s executive officers valued at approximately $2.9 million (based on the target level). In March 2023, we awarded deferred cash awards and equity grants of performance stock units and performance LTIP units to certain Ashford Inc.’s executives valued at approximately $10.0 million (based on the target level) and deferred cash awards to Ashford Inc.’s non-executive employees valued at approximately $2.9 million. For the 2023 awards, such annual equity awards can be settled in either equity or cash as determined by the Compensation Committee.
[1]
The total number of shares outstanding used in calculating the percentage for each person assumes that the common units and vested options held by such person are redeemed for common stock and the Series D Convertible Preferred Stock beneficially owned by any such person are converted into common stock at the stated conversion ratio, but none of the common units or vested options held by other persons are redeemed for common stock or, in the case of the Series D Convertible Preferred Stock, are converted into common stock.

2023 Proxy Statement 59

Advisory Agreement
On January 14, 2021, the Company entered into the Second Amended and Restated Advisory Agreement, by and between Ashford Trust, Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford LLC. The Second Amended and Restated Advisory Agreement amends and restates the terms of the Amended and Restated Advisory Agreement, dated as of June 10, 2015, as amended by the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement, dated as of June 26, 2018 (the “ERFP Agreement”). Our advisory agreement with Ashford Inc. has an initial ten-year term, which expires on January 14, 2031 and is subject to an extension by Ashford Inc. for up to seven successive additional ten-year renewal terms thereafter. Ashford Inc. is entitled to receive from us, on a monthly basis, an annual base fee, in an amount equal to 1/12th of (i) 0.70% or less of our total market capitalization plus (ii) a net asset fee adjustment (as described below), subject to a minimum monthly fee. The net asset fee adjustment is an amount equal to (i) the product of the Sold Non-ERFP Asset Amount (as more particularly defined in the advisory agreement, but generally equal to the net sales prices of real property (other than any hotel assets purchased pursuant to the enhanced return funding program described below) sold or disposed of after the date of the ERFP Agreement, commencing with and including the first such sale) and 0.70% plus (ii) the product of the Sold ERFP Asset Amount (as more particularly defined in the advisory agreement, but generally equal to the net sales prices of hotel assets purchased pursuant to the enhanced return funding program described below and then sold or disposed of by us after the date of the ERFP Agreement, commencing with and including the first such sale) and 1.07%. As a result of these provisions, in the event that we dispose of hotel properties in the future, we will continue to pay advisory fees to Ashford Inc. in respect of hotel properties that we have sold. Ashford Inc. may also be entitled to receive an incentive fee from us based on our performance, as measured by our total annual stockholder return compared to a defined peer group. For the year ended December 31, 2022, we paid Ashford Inc. a base fee of approximately $34.8 million.
In addition, Ashford Inc. is entitled to receive directly or to be reimbursed, on a monthly basis, for all expenses paid or incurred by Ashford Inc. or its affiliates on our behalf or in connection with the services provided by Ashford Inc. pursuant to the advisory agreement, which includes our pro rata share of Ashford Inc.’s office overhead and administrative expenses incurred in providing its duties under the advisory agreement. For the year ended December 31, 2022, we reimbursed Ashford Inc. for expenses paid or incurred on our behalf totaling approximately $9.9 million.
Our Board has the authority to make annual equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-employee directors, based on our achievement of certain financial and other hurdles established by our Board. For the year ended December 31, 2022, we incurred equity-based compensation expense of $5.2 million related to grants of equity awards to employees and officers of Ashford Inc., some of whom were also our executive officers.
Ashford Inc. is also entitled to receive a termination fee from us under certain circumstances upon the termination of our advisory agreement, and upon certain events that would if consummated result in a change of control of us, to escrow funds that belong to us to secure our obligation to pay the termination fee. In the event the termination fee is payable under our advisory agreement, we will be required to pay Ashford Inc. or its subsidiaries a termination fee equal to: (a) 1.1 multiplied by the greater of (i) 12 times the net earnings of Ashford Inc. for the 12-month period preceding the termination date of the advisory agreement; (ii) the earnings multiple (calculated as Ashford Inc.’s total enterprise value on the trading day immediately preceding the day the termination notice is given to Ashford Inc. divided by Ashford Inc.’s most recently reported adjusted EBITDA) for Ashford Inc.’s common stock for the 12-month period preceding the termination date of the advisory agreement multiplied by the net earnings of Ashford Inc. for the 12-month period preceding the termination date of the advisory agreement; or (iii) the simple average of the earnings multiples for each of the three fiscal years preceding the termination of the advisory agreement (calculated as Ashford Inc.’s total enterprise value on the last trading day of each of the three preceding fiscal years divided by, in each case, Ashford Inc.’s adjusted EBITDA for the same periods), multiplied by the net earnings of Ashford Inc. for the 12-month period preceding the termination date of the advisory agreement; plus (b) an additional amount such that the total net amount received by Ashford Inc. after the reduction by state and federal income taxes at an assumed combined rate of 40% on the sum of the amounts described in (a) and (b) shall equal the amount described in (a).
In accordance with our advisory agreement, our advisor, or entities in which our advisor has an interest, have a right to provide products or services to our hotels at market rates, provided such transactions are evaluated and approved

60	2023 Proxy Statement

by our independent directors. We believe that this arrangement gives us a competitive advantage, as our advisor’s relationships with such product and service providers often results in preferred pricing, premium service, and other benefits for our hotels. We also anticipate that this arrangement will facilitate better long-term quality control and accountability.
If our advisor is requested, by our independent directors, to perform services outside the scope of the advisory agreement, we are obligated to pay separately for such services.
On March 15, 2022, the Company entered into a Limited Waiver Under Advisory Agreement (the “2022 Limited Waiver”) with Ashford Trust OP, Ashford TRS, Ashford Inc. and Ashford LLC. As previously disclosed, the Company, Ashford Trust OP, Ashford TRS and the Advisor are parties to the Second Amended and Restated Advisory Agreement, which (i) allocates responsibility for certain employee costs between us and our advisor and (ii) permits our board of directors to issue annual equity awards in the Company or Ashford Trust OP to employees and other representatives of our advisor based on achievement by the Company of certain financial or other objectives or otherwise as our board of directors sees fit. Pursuant to the 2022 Limited Waiver, the Company, Ashford Trust OP, Ashford TRS and the Advisor waived the operation of any provision in the advisory agreement that would otherwise limit our ability, in our discretion and at our cost and expense, to award during the first and second fiscal quarters of calendar year 2022 cash incentive compensation to employees and other representatives of our advisor; provided that such awarded cash incentive compensation does not exceed $8.5 million, in the aggregate, during the waiver period.
On March 2, 2023, the Company entered into a separate Limited Waiver Under Advisory Agreement (the “2023 Limited Waiver”) with Ashford Trust OP, Ashford TRS, Ashford Inc. and Ashford LLC. Pursuant to the 2023 Limited Waiver, the Company, Ashford Trust OP, Ashford TRS and the Advisor waived the operation of any provision in the advisory agreement that would otherwise limit our ability, in our discretion and at our cost and expense, to award during the first and second fiscal quarters of calendar year 2023 cash incentive compensation to employees and other representatives of our advisor; provided that such awarded cash incentive compensation does not exceed $13.1 million, in the aggregate, during the waiver period.
Enhanced Return Funding Program Agreement
On June 26, 2018, we entered into the ERFP Agreement with our advisor. The independent members of our Board and the independent directors of the board of directors of Ashford Inc., with the assistance of separate and independent legal counsel, engaged to negotiate the ERFP Agreement on our behalf and Ashford Inc.’s behalf, respectively. Under the ERFP Agreement, Ashford Inc. agreed to provide $50 million to us in connection with our acquisition of hotels recommended by Ashford Inc., with the option to increase the funding commitment to up to 100 million upon mutual agreement by the parties. Ashford Inc. is obligated to provide us 10% of the acquired hotel’s purchase price in exchange for furniture, fixtures and equipment (“FF&E”), which is subsequently leased to us rent-free. In connection with our acquisition of the Embassy Suites New York Midtown Manhattan on January 23, 2019, Ashford LLC became obligated to provide us with approximately $19.5 million in exchange for FF&E at our properties. As of March 13, 2020 we had received $8.1 million of cash with respect to certain acquisitions in exchange for FF&E that was subsequently leased back to us rent-free under the ERFP Agreement. Pursuant to an Extension Agreement, dated March 13, 2020, the original obligation to provide the remaining $11.4 million in funding by January 22, 2021 was extended to December 31, 2022. On November 25, 2020, the independent members of our Board granted Ashford Inc., in its sole and absolute discretion, the right to set-off against the Embassy Suites New York Manhattan Times Square remaining ERFP balance, the fees pursuant to our advisory agreement and the Lismore Agreement (as defined below) that have been or may be deferred by Ashford Inc.
On April 20, 2021, the Company delivered written notice of its intention not to renew the ERFP Agreement. As a result, the ERFP Agreement terminated in accordance with its terms on June 26, 2021.
Although the ERFP Agreement terminated in accordance with its terms on June 26, 2021, Ashford LLC remained committed to provide Ashford TRS with approximately $11.4 million related to the Company’s acquisition of the Embassy Suites Manhattan hotel (the “ES Manhattan ERFP Balance”), which such hotel constituted an Enhanced Return Hotel Asset (as defined in the ERFP Agreement). On December 16, 2022, the Company entered into a Side Letter with Ashford TRS and our Advisor, pursuant to which the parties agreed that our Advisor would transfer to the Company all right, title and interest held by our Advisor and its subsidiaries in the Hilton Marietta and, in exchange therefor, the Company would forgive, cancel and discharge in full the outstanding ES Manhattan ERFP Balance. On December 16, 2022, our operating partnership entered into an Agreement of Purchase and Sale with Ashford LLC,

2023 Proxy Statement 61

pursuant to which, effective as of December 16, 2022, our operating partnership acquired one hundred percent (100%) of the equity interests in (i) Marietta Leasehold LP (the “Lessee”), the lessee of the Marietta Hotel, and (ii) Marietta Leasehold GP LLC, the sole general partner of the Lessee and, in exchange therefor, the Company forgave, cancelled and discharged in full the outstanding ES Manhattan ERFP Balance.
Lismore Agreement
On March 20, 2020, Lismore Capital II LLC (formerly known as Lismore Capital LLC) (“Lismore”), a subsidiary of Ashford Inc., entered into an agreement with the Company to seek modifications, forbearances or refinancings of the Company’s loans (as amended and restated on July 1, 2020, the “Lismore Agreement”). The Lismore Agreement expired on April 6, 2022.
Upon entering into the agreement with Lismore, the Company made a payment of $5.1 million. No amounts under this payment can be clawed back. As of December 31, 2022, the Company has paid $5.1 million related to periodic installments of which approximately $5.0 million has been expensed in accordance with the agreement. Additionally, the independent members of the board of directors of Ashford Inc. accelerated approximately $506,000 in claw back credit due to Ashford Trust which, absent a waiver, would have occurred occur after the expiration of the Lismore Agreement. Such claw back credit was due to Ashford Trust in connection with certain properties Ashford Trust no longer owns. This amount was offset against base advisory fees. The remaining approximately $149,000 that could be offset against fees under the agreement was offset against the April 2022 base advisory fee payment. Further, the Company has incurred approximately $8.8 million in success fees under the agreement in connection with each signed forbearance or other agreement, of which no amounts are available for claw back. For the year ended December 31, 2022, the Company recognized expense of $768,000.
We engage Lismore or its subsidiaries to provide debt placement services and assist with loan modifications on our behalf. During the year ended December 31, 2022, we made payments of $863,000 to Lismore.
Project Management Agreement
In connection with Ashford Inc.’s August 8, 2018 acquisition of Premier, we entered into a project management agreement with Premier, pursuant to which Premier provides construction management, interior design, architecture, and the purchasing, expediting, warehousing, freight management, installation and supervision of property and equipment and related services. During 2020, pursuant to the project management agreement, we paid Premier: (a) project management fees of up to 4% of project costs; (b) construction management fees of up to 10% of construction costs; (c) interior design and architectural services fees of up to 6.5% of construction costs; and (d) FF&E purchasing, expediting/freight management, warehousing, installation and supervision fees of between 6% - 8% of the cost of FF&E. The amount of design and construction service fees incurred by us to Premier for the fiscal year ended December 31, 2022 was approximately $17.5 million. Additionally, there were other reimbursed expenses related to fixed asset accounting services of approximately $1.3 million. In March 2023, we awarded deferred cash grants to Premier’s employees valued at approximately $518,000.
Project Management Mutual Exclusivity Agreement
Also, in connection with Ashford Inc.’s August 8, 2018 acquisition of Premier, we and our operating partnership entered into a mutual exclusivity agreement with Premier, pursuant to which we have a first right of refusal to purchase lodging investments identified by Premier and any of its affiliates that meet our investment criteria. We also agreed to hire Premier or its affiliates for the development and construction, capital improvement, refurbishment, and/or project management or other services in connection with any acquisition or investment by us in a hotel, unless our independent directors either (i) unanimously vote not to engage Premier, or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Premier because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Premier or that another manager or developer could perform the duties materially better.
Hotel Management Agreement
Our operating partnership previously entered into a master hotel management agreement with Remington Lodging, pursuant to which Remington Lodging provided us with hotel management services and project management services with respect to hotels owned or leased by us. In connection with Ashford Inc.’s August 8, 2018 acquisition of Premier, our operating partnership and Remington Lodging entered into an amended and restated hotel

62	2023 Proxy Statement

management agreement, pursuant to which Remington Lodging provides hotel management services to a significant number of our hotels, including hotel operations, sales and marketing, revenue management, budget oversight, guest service, asset maintenance (not involving capital expenditures) and related services. In connection with Ashford Inc.’s November 6, 2019 acquisition of Remington Lodging, Remington Hotels became a subsidiary of Ashford Inc., and the master hotel management agreement between our operating partnership and Remington Hotels, from and after November 6, 2019 a subsidiary of Ashford Inc., remains in effect. From and after November 6, 2019, pursuant to the hotel management agreement, we paid Remington Hotels hotel management fees and other fees. The amount of hotel management fees incurred by us to Remington Hotels for the fiscal year ended December 31, 2022 was approximately $29.9 million which includes approximately $23.9 million of base management fees and approximately $6.0 million of incentive fees. Additionally, there were other reimbursed expenses of approximately $19.9 million. In March 2023, we awarded deferred cash grants to Remington Hotels’ employees valued at approximately $741,000.
Hotel Management Mutual Exclusivity Agreement
We and our operating partnership have an amended and restated mutual exclusivity agreement with Remington Hotels and Remington Holdings, L.P. (“Remington Holdings”) and our Chairman, Mr. Monty J. Bennett, and his father, our Chairman Emeritus, Mr. Archie Bennett, Jr., pursuant to which we have a first right of refusal to purchase lodging investments identified by Remington Hotels that do not meet the investment criteria of Braemar. We also agreed to hire Remington Hotels or its affiliates for the management of any hotel which is part of an investment we elect to pursue, unless our independent directors either (i) unanimously vote not to engage Remington Hotels, or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington Hotels because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington Hotels or that another manager or developer could perform the duties materially better. In connection with Ashford Inc.’s November 6, 2019 acquisition of Remington Hotels, Remington Hotels became a subsidiary of Ashford Inc., and the master hotel management agreement between our operating partnership and Remington Hotels remains in effect.
Cash Management Strategy With Ashford Inc.
In August 2022, given the recent increases in interest rates on short-term U.S. Treasury securities, the independent members of our board of directors approved the engagement of Ashford Inc. to proactively manage and invest the Company’s excess cash in short-term U.S. Treasury securities (the “Cash Management Strategy”). As consideration for the Advisor’s services under this engagement, the Company will pay the Advisor an annual fee equal to 20 basis points (0.20%) of the average daily balance of the Company’s excess cash invested by the Advisor (the “Cash Management Fee”) in this strategy. The Cash Management Fee will be calculated and payable monthly in arrears. Investment of the Company’s excess cash pursuant to the Cash Management Strategy commenced in October 2022.

2023 Proxy Statement 63

Ashford Inc. Interest in Certain Entities
The table below sets forth the entities in which Ashford Inc. had an interest as of December 31, 2022 with which we or our hotel properties contracted for products and services (other than advisory services pursuant to the Advisory Agreement), the approximate amounts paid or retained by us for those services, Ashford Inc.’s interests in such entities (excluding the impact of the 0.2% minority interest in Ashford Hospitality Holdings LLC, a subsidiary of Ashford Inc., not held by Ashford Inc.), and the number of board seats Ashford Inc. has on such companies’ boards, such board seats being filled by directors or officers of us and/or directors, officers or employees of Ashford Inc.
Company	Product or Service	Amounts Paid by/(Retained by) Us for Products or Services in 2022	Ashford Inc. Interest	Ashford Inc. Board Seats/ Board Seats Available
OpenKey(1)	Mobile key app	$121,000	77%	1/3
Pure Wellness(2)	Hypoallergenic premium rooms	$1,294,000	70%	2/3
Lismore Capital(3)	Debt placement and related services	$1,631,000	100%	N/A
INSPIRE(4)	Audio visual commissions	$(7,973,000)	100%	N/A
Ashford LLC	Insurance claims services	$17,000	100%	N/A
Premier(5)	Design and construction services	$18,776,000	100%	N/A
Remington Hotels(6)	Hotel management services	$49,762,000	100%	N/A
Real Estate Advisory Holdings LLC(7)	Debt placement/real estate brokerage	$—	30%	1/3
Ashford Securities LLC(8)	Capital raise services/Dealer manager fees	$(2,522,000)	100%	2/2
(1)
As of December 31, 2022, Ashford Trust held a 15.1% noncontrolling interest in OpenKey, Inc. (“OpenKey”), and Braemar held a 7.9% noncontrolling interest in OpenKey. Ashford Inc., Ashford Trust, and Braemar invested $3.2 million, $0 and $328,000, respectively, in OpenKey during the year ended December 31, 2022. Pursuant to the Voting Agreement, dated as of March 8, 2016, Ashford Lending Corporation or its affiliates may designate one member of the board of directors of OpenKey, and the holders of a majority of OpenKey’s Voting Series A Preferred Stock not held by any affiliate of Ashford Inc. may appoint an additional director.

(2)
On April 6, 2017, a subsidiary of Ashford Inc. acquired substantially all of the assets and certain liabilities of PRE Opco, LLC (“Pure Wellness”), a New York limited liability company that provides hypoallergenic premium room products and services to hotels and other venues, including hotels owned by us and our affiliates.

(3)
On November 1, 2019, Lismore Capital II LLC (formerly known as Lismore Capital LLC (“Lismore Capital”)), a wholly-owned subsidiary of our advisor, was formed in order to offer debt placement and related services to our affiliates of Ashford Trust, Braemar and third parties. On March 20, 2020, Lismore Capital entered into the Ashford Trust Agreement and Braemar Agreement, respectively, to provide modification, forbearance and refinancing services to Ashford Trust and Braemar, respectively. On July 1, 2020, Lismore and Ashford Trust amended and restated the Ashford Trust Agreement with an effective date of April 6, 2020.

(4)
On November 1, 2017, a subsidiary of Ashford Inc. acquired an 85% controlling interest in a privately held company that conducts the business of Inspire Event Technologies Holdings, LLC (f/k/a Presentation Technologies LLC; “INSPIRE”) in the United States, Mexico, and the Dominican Republic. On March 1, 2019, INSPIRE acquired a privately-held company that conducts the business of BAV Services in the United States (“BAV”) for approximately $9.0 million excluding contingent consideration and transaction costs. BAV is an audio visual rental, staging, and production company, focused on meeting and special event services. As a result of the acquisition, Ashford Inc.’s ownership interest in INSPIRE increased from 85% to approximately 88%. On December 31, 2020, Ashford Inc. acquired all of the redeemable noncontrolling interests in INSPIRE for $150,000. As a result of the acquisition, Ashford Inc.’s ownership in INSPIRE increased to 100%. INSPIRE provides an integrated suite of audio-visual services, including event, hospitality, and creative services to its customers in various venues including hotels and convention centers in the United States, Mexico, and the Dominican Republic. INSPIRE primarily contracts directly with third-party customers to whom it provides audio visual services. The gross revenue from these customers is generally collected by the hotels and the hotels retain an agreed commission and then remit the balance to INSPIRE. The amount above reflects the commission “retained by” Ashford Trust and Braemar hotels.

(5)
On August 8, 2018, Ashford Inc. completed the acquisition of Premier, the project management business formerly conducted by certain affiliates of Remington, for a total transaction value of $203 million. The purchase price was paid by issuing 8,120,000 shares of Ashford Inc.’s Series B Convertible Preferred Stock to the sellers of Premier, primarily MJB Investments, LP (which is wholly-owned by Mr. Monty J. Bennett, our Chairman and the Chief Executive Officer and Chairman of Ashford Inc.), and his father Mr. Archie Bennett, Jr., our Chairman Emeritus. The Series B Convertible Preferred Stock had a conversion price of $140 per share and would convert into 1,450,000 shares of Ashford Inc.’s common stock. The $18.8 million amount disclosed above includes approximately $1.3 million of reimbursed expenses related to fixed asset accounting services in addition to the approximate $17.5 million of fees for design and construction services.

(6)
On November 6, 2019, Ashford Inc. completed the acquisition of the hotel management business of Remington Lodging, for a total transaction value of $275 million. The purchase price was paid by exchanging $203 million of Ashford Inc.’s Series B Convertible Preferred Stock for $478 million of Ashford Inc.’s Series D Convertible Preferred Stock (such that, after the transactions, $478 million of Ashford Inc.’s Series D Convertible Preferred Stock and no Series B Convertible Preferred Stock, are outstanding). Each share of Series D Convertible

64	2023 Proxy Statement

Preferred Stock is convertible at any time and from time to time, in full or partially, into Ashford Inc.’s common stock at a conversion ratio equal to the liquidation preference of a share of Series D Convertible Preferred Stock (which is $25), divided by $117.50. The $49.8 million amount disclosed above includes approximately $19.9 million of reimbursed expenses and $6.0 million of hotel incentive management fees in addition to the approximate $23.9 million of hotel management fees.
(7)
On January 1, 2019, Ashford Inc. acquired a 30% equity interest in Real Estate Advisory Holdings LLC (“REA Holdings”). REA Holdings, through its operating subsidiary, provides real estate advisory and brokerage services to Ashford Trust, Braemar and third-party clients.

(8)
On September 25, 2019, Ashford Inc. announced the formation of Ashford Securities, LLC (“Ashford Securities”) to raise retail capital in order to grow its existing and future advised platforms. In connection with the formation of Ashford Securities, we entered into a contribution agreement with Ashford Inc. and Braemar to provide funds to Ashford Inc. to fund the formation, registration and ongoing funding requirements of Ashford Securities. In February 2023, we entered into a Third Amended and Restated Contribution Agreement with Ashford Inc. and Braemar with respect to the funding of certain expenses of Ashford Securities. As of December 31, 2022, Ashford Trust has funded approximately $6.2 million. During the year ended December 31, 2022, the funding estimate was revised based on the latest capital raise estimates of the aggregate equity offerings raised by Ashford Securities, this resulted in a net credit to expense for the year ended December 31, 2022 of approximately $2.6 million.

Contribution Agreement with Ashford Inc. and Braemar to Fund Ashford Securities
On September 25, 2019, Ashford Inc. announced the formation of Ashford Securities LLC (“Ashford Securities”) to raise capital in order to grow its existing and future advised platforms. In conjunction with the formation of Ashford Securities, we entered into a contribution agreement with Ashford Inc. and Braemar pursuant to which we had agreed to contribute, with Braemar, funds to operate Ashford Securities.
On December 31, 2020, we entered into an Amended and Restated Contribution Agreement (the “Amended and Restated Contribution Agreement”) with Ashford Inc. and Braemar with respect to the funding of certain expenses of Ashford Securities. Beginning on the effective date of the Amended and Restated Contribution Agreement, costs were allocated 50% to Ashford Inc., 50% to Braemar and 0% to us. Upon reaching the earlier of $400 million in aggregate preferred equity offerings raised, or June 10, 2023, there will be a true up (the “Amended and Restated True-up Date”) among Ashford Inc., Ashford Trust and Braemar whereby the actual amount contributed by each company will be based on the actual amount of capital raised by Ashford Inc., Ashford Trust and Braemar, respectively, through Ashford Securities (the resulting ratio of contributions among the Parties, the “Initial True-up Ratio”). On January 27, 2022, Ashford Trust, Braemar and Ashford Inc. entered into a Second Amended and Restated Contribution Agreement which provided for an additional $18 million in expenses to be reimbursed with all expenses allocated 45% to Ashford Trust, 45% to Braemar and 10% to Ashford Inc.
On February 1, 2023, we entered into a Third Amended and Restated Contribution Agreement with Ashford Inc. and Braemar. The Third Amended and Restated Contribution Agreement states that after the Amended and Restated True-Up Date occurs, capital contributions for the remainder of fiscal year 2023 will be divided between each party based on the Initial True-Up Ratio. Thereafter on a yearly basis at year-end, starting with the year-end of 2023, there will be a true-up between the parties whereby there will be adjustments so that the capital contributions made by each party will be based on the cumulative amount of capital raised by each party through Ashford Securities as a percentage of the total amount raised by the parties collectively through Ashford Securities since June 10, 2019 (the resulting ratio of capital contributions among the Company, Ashford Inc. and Braemar following this true-up, the “Cumulative Ratio”). Thereafter, the capital contributions will be divided among each party in accordance with the Cumulative Ratio, as recalculated at the end of each year.
Our Relationship and Agreements with Braemar
In November 2013, we completed a taxable pro-rata distribution of our subsidiary, Braemar, to our stockholders. Until July 2015, our operating subsidiary owned approximately 15% of the outstanding common units of the Braemar operating partnership, which were redeemable for shares of common stock of Braemar on a one-for-one basis. In July 2015, our operating subsidiary completed a distribution of these common units to its limited partners, including us, we sought redemption of the common units to shares of common stock of Braemar, and completed a pro rata, taxable dividend of the common stock of Braemar to our stockholders. Following this transaction, we no longer own any securities of Braemar.
All of our named executive officers are executive officers of Braemar (with the exception of our President and Chief Executive Officer, Mr. J. Robison Hays, III, who is not an executive officer of Braemar) and we have one common director with Braemar, Mr. Monty J. Bennett, Chairman of our Board and Chairman of Braemar. As of March 10, 2023, our directors and named executive officers and their immediate family members (including Mr. Monty J. Bennett, who is our Chairman, and Mr. Archie Bennett, Jr., who is our Chairman Emeritus and Mr. Monty J. Bennett’s father) collectively may be deemed to beneficially own 2,193,425 shares of Braemar’s common stock (consisting of (1) common stock, (2) restricted stock,

2023 Proxy Statement 65

(3) common units in Braemar’s operating partnership which are redeemable for common stock based on the exchange ratio of one share of Braemar common stock per common unit and (4) LTIP units in Braemar’s operating partnership that have vested and that have achieved economic parity with the common units (but excluding LTIP units (including Performance LTIPs) issued subsequent to March 10, 2023, or that have not yet achieved economic parity or PSUs, LTIPs or Performance LTIPs that have not yet vested)). In accordance with SEC rules, our directors and executive officers and their immediate family members may be deemed to own approximately 3.3% of Braemar common stock.
Our directors and executive officers and their immediate family members will benefit, as stockholders of Braemar, to the extent we make payments or give other benefits to Braemar or its subsidiaries pursuant to the arrangements described below.
Advisory Agreement
Pursuant to the terms of Braemar’s advisory agreement with Ashford Inc., Braemar is obligated to indemnify and hold us harmless to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from any of our acts or omissions (including ordinary negligence) in our capacity as Braemar’s advisor for the period prior to the Ashford Inc. spin-off during which we served as advisor to Braemar, except with respect to losses, claims, damages or liabilities with respect to or arising out of our gross negligence, bad faith or willful misconduct, or reckless disregard of our duties under the advisory agreement (for which we are obligated to indemnify Braemar).
Separation and Distribution Agreement
Pursuant to the terms of the separation and distribution agreement governing our separation from Braemar, Braemar is obligated to indemnify us against losses arising from:
•	any Braemar liabilities, including the failure by Braemar or its subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;
•	any breach by Braemar or its subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and
•
our continuing guaranty of (i) any debt secured by any of the initial hotel properties conveyed to Braemar in connection with the separation and distribution or (ii) any management agreement or franchise matters related to any of such initial hotel properties.

We have agreed to indemnify Braemar and its subsidiaries against losses arising from:
•	any of our liabilities, including the failure by us or our subsidiaries to pay, perform or otherwise promptly discharge any of our liabilities in accordance with their respective terms;
•	any breach by us or our subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and
•
certain taxes of the entities that directly or indirectly, wholly or jointly, own the initial Braemar hotel properties and the related taxable REIT subsidiaries for tax periods prior to the effective date of the separation and distribution.

Right of First Offer Agreement
Pursuant to a right of first offer agreement, we have granted Braemar a first right to acquire certain subject hotels, to the extent our Board determines to market and sell the hotel, subject to any prior rights of the managers of the hotel or other third parties and limitations associated with certain of our hotels held in a joint venture. Likewise, Braemar has agreed to give us a right of first offer with respect to any properties that Braemar acquires in a portfolio transaction, to the extent its Board determines it is appropriate to market and sell such assets and Braemar controls the disposition, provided such assets satisfy our investment guidelines. Any such right of first offer granted to us will be subject to certain prior rights, if any, granted to the managers of the related properties or other third parties.

66	2023 Proxy Statement

OTHER PROPOSALS
Stockholder proposals intended to be presented at our 2024 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, must be received by us no later than November 29, 2023. Such proposals also must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
Any proposal that a stockholder intends to present at the 2024 annual meeting of stockholders other than by inclusion in our proxy statement pursuant to Rule 14a-8 must be received by us no earlier than November 29, 2023 and no later than December 29, 2023. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, copies of which are available without charge upon request to the Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.

2023 Proxy Statement 67

GENERAL INFORMATION ABOUT VOTING
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board. Our directors, officers and employees of our advisor may solicit the return of proxies by personal interview, mail, telephone, e-mail or facsimile. We will not pay additional compensation to our directors, officers or the employees of our advisor for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing.
We have retained Morrow Sodali to aid in the solicitation of proxies and to verify records relating to the solicitation. Morrow Sodali will receive a fee of up to $12,500, plus out-of-pocket expenses.
Electronic Availability of Proxy Materials
Most stockholders can elect to view future proxy statements electronically instead of receiving paper copies in the mail. This will save us the cost of producing and mailing these documents.
If you are a stockholder of record, you may choose electronic delivery by following the instructions provided when you vote over the internet. If you hold our common stock through a broker, bank, trust or other holder of record, you will receive information from that entity regarding the availability of electronic delivery. If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access our proxy statement. Your choice will remain in effect until you cancel your election. You do not have to elect Internet access each year.
Voting Securities
Our only outstanding voting equity securities are shares of our common stock. Each share of common stock entitles the holder to one vote. As of March 10, 2023, there were 34,495,123 shares of common stock outstanding and entitled to vote. Only stockholders of record at the close of business on March 10, 2023 are entitled to notice of and to vote at the annual meeting of stockholders and any postponement or adjournment of the annual meeting.
Voting
If you hold your common stock in your own name as a holder of record, you may instruct the proxies to vote your common stock by signing, dating and mailing the proxy card in the postage paid envelope provided. You may also vote your common stock in person at the annual meeting of stockholders, by telephone or electronically. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
If your common stock is held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your common stock voted at the annual meeting of stockholders.
Counting of Votes
A quorum will be present at the annual meeting if the stockholders entitled to cast at least one third of all the votes entitled to be cast at the annual meeting on any matter are present in person or by proxy. If you have returned valid proxy instructions or if you hold your shares in your own name as a holder of record and attend the annual meeting of stockholders in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting of stockholders may be adjourned by the chair of the meeting until a quorum has been obtained.
In an uncontested election, a nominee for director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions and broker non-votes not counted as a vote cast either for or against that director’s election) (Proposal 1). Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted.

68	2023 Proxy Statement

The affirmative vote of a majority of all of the votes cast at the annual meeting will be required for approval, on an advisory basis, of the Company’s executive compensation (Proposal 2), of the frequency of future votes on executive compensation (Proposal 3), to ratify the appointment of BDO USA, LLP as our independent auditors for the year ending December 31, 2023 (Proposal 4), for approval of Amendment No. 3 to the 2021 Stock Incentive Plan (Proposal 5) and for any other matter that may properly come before the stockholders at the meeting.
If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes.” The election of directors (Proposal 1), the advisory compensation proposals (Proposals 2 and 3), and approval of the amendment to the 2021 Stock Incentive Plan (Proposal 5) are non-routine items under the rules of the NYSE and shares may not be voted on this matter by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares will be voted for purposes of Proposals 1, 2, 3 and 5. The ratification of the appointment of BDO USA, LLP as our independent auditors (Proposal 4) is a routine item, and as such, banks, brokers, and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.
Abstentions and broker non-votes will be included in determining whether a quorum is present at the annual meeting, as they are considered present and entitled to cast a vote on a matter at the meeting (even if, in the case of broker non-votes, they are only entitled to vote on Proposal 4). Abstentions and broker non-votes, if any, will not be included in the vote totals, and will not be considered “votes cast,” and accordingly will have no effect on the outcome of, Proposals 1 through 5.
If you sign and return your proxy card without giving specific voting instructions, your shares will be voted consistent with the Board’s recommendations.
Right to Revoke Proxy
If you hold shares of voting stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:
•	notify our Executive Vice President, General Counsel and Secretary in writing before your shares of voting stock have been voted at the annual meeting of stockholders;
•	sign, date and mail a new proxy card to Broadridge; or
•	attend the annual meeting of stockholders and vote your shares of voting stock in person.
You must meet the same deadline when revoking your proxy as when voting by proxy. See the “Voting” section of this proxy statement for more information.
If shares of voting stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.
Multiple Stockholders Sharing the Same Address
The SEC rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or by calling (972) 490-9600. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of voting stock in your own name as a holder of record, householding will not apply to your shares.

2023 Proxy Statement 69

If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.ahtreit.com.
Annual Report
Stockholders may request a free copy of our 2022 Annual Report to Stockholders, which includes our 2022 Form 10-K, by writing to the Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Alternatively, stockholders may access our 2022 Annual Report to Stockholders on our website at www.ahtreit.com. We will also furnish any exhibit to our 2022 Form 10-K if specifically requested.
Other Matters
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

70	2023 Proxy Statement

ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, D.C. 20549-1090. Our SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.ahtreit.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our Board, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and other Company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or by calling (972) 490-9600.
The SEC allows us to “incorporate by reference” information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.
This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2022. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of stockholders. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.
Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated March 28, 2023. You should not assume that the information contained in this proxy statement is accurate as of any later date.

2023 Proxy Statement 71

ANNEX A—INFORMATION REGARDING NON-GAAP FINANCIAL MEASURE
In the section of this proxy statement captioned “Executive Compensation” we disclose our Adjusted EBITDAre for the year ended December 31, 2022 (our “2022 Adjusted EBITDAre”). This financial measure is considered a non-GAAP financial measure under the SEC’s rules because it is calculated by excluding or including amounts that are included or excluded in the calculation of comparable measures calculated and presented in accordance with GAAP.
Below, we tell you briefly how we calculate the non-GAAP financial measure (the “Non-GAAP Financial Measure”), disclose the financial measure calculated and presented in accordance with GAAP or using only measures calculated and presented in accordance with GAAP that we believe is most directly comparable to the Non-GAAP Measure (the “Comparable GAAP Measure”), disclose the reasons why we think the Non-GAAP Measure provides our stockholders with useful information about our financial condition and results of operations and provide a reconciliation of the Non-GAAP Measure with its Comparable GAAP Measure.
When we refer below to a financial measure as being a “reported” financial measure, we are referring to a GAAP financial measure calculated in accordance with GAAP that was presented in our consolidated statement of operations for the year ended December 31, 2022.
Our net income (loss) for the year ended December 31, 2022 (which we refer to as our “2022 Net Loss”) and our net income (loss) per share for the year ended December 31, 2022 are each calculated and presented in accordance with GAAP and appear or are derived from our consolidated statement of operations for the year ended December 31, 2022.
2022 Adjusted EBITDAre
Non-GAAP Measure: EBITDA is defined as net income (loss) before interest expense and amortization of discounts and loan costs, net, income taxes, depreciation and amortization, as adjusted to reflect only the Company’s portion of EBITDA of unconsolidated entities. In addition, we exclude impairment charges on real estate, and gain/loss on disposition of assets and hotel properties and gain/loss of unconsolidated entities to calculate EBITDAre, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”).
We then further adjust EBITDAre to exclude certain additional items such as write-off of premiums, loan costs and exit fees, other income/expense, net, gain/loss on insurance settlements, transaction and conversion costs, legal, advisory and settlement costs, , and non-cash items such as amortization of unfavorable contract liabilities, non-cash stock/unit-based compensation, unrealized gains/losses on derivative instruments, as well as our portion of adjustments to EBITDAre of unconsolidated entities.
We exclude items from Adjusted EBITDAre that are either non-cash or are not part of our core operations in order to provide a period-over-period comparison of our operations. EBITDA, EBITDAre and Adjusted EBITDAre as calculated by us may not be comparable to EBITDA, EBITDAre and Adjusted EBITDAre reported by other companies that do not define EBITDA, EBITDAre and Adjusted EBITDAre exactly as we define the terms. EBITDA, EBITDAre and Adjusted EBITDAre do not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to (i) GAAP net income or loss as an indication of our financial performance or (ii) GAAP cash flows from operating activities as a measure of our liquidity.
Comparable GAAP Measure: Our 2022 Net Loss as reported.
Why the Non-GAAP Measure is Useful Information to Investors: We present EBITDA, EBITDAre and Adjusted EBITDAre because we believe these measurements (i) more accurately reflect the ongoing performance of our hotel assets and other investments, (ii) provide more useful information to investors as indicators of our ability to meet our future debt payment and working capital requirements and (iii) provide an overall evaluation of our financial condition.

2023 Proxy Statement A-1

Reconciliation: The following table reconciles net income (loss) to EBITDA, EBITDAre and Adjusted EBITDAre in thousands) (unaudited):

Net income (loss)	$(141,058)
Interest expense and amortization of discounts and loan costs	226,995
Depreciation and amortization	201,797
Income tax expense (benefit)	6,336
Equity in (earnings) loss of unconsolidated entities	804
Company’s portion of EBITDA of unconsolidated entities	(674)
EBITDA	294,200
(Gain) loss on disposition of assets and hotel properties	(300)
EBITDAre	293,900
Amortization of unfavorable contract liabilities	181
(Gain) loss on insurance settlements	(342)
Write-off of premiums, loan costs and exit fees	3,536
Other (income) expense, net	(4,797)
Transaction and conversion costs	(2,300)
Legal, advisory and settlement costs	1,936
Unrealized (gain) loss on derivatives	(10,781)
Non-cash stock/unit-based compensation	5,998
Company’s portion of adjustments to EBITDAre of unconsolidated entities	16
Adjusted EBITDAre	$287,347

A-2	2023 Proxy Statement

ANNEX B
ASHFORD HOSPITALITY TRUST, INC.
2021 STOCK INCENTIVE PLAN
AS PROPOSED TO BE AMENDED BY AMENDMENT NO. 3
ARTICLE I
INTRODUCTION
1.1 Purpose. The Ashford Hospitality Trust, Inc. 2021 Stock Incentive Plan (as amended from time to time, the “Plan”) is intended to promote the interests of Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”) and its stockholders by encouraging Employees, Consultants and Non-Employee Directors of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.
1.2 Shares Subject to the Plan.
(a) General. The aggregate number of shares of common stock, $.01 par value per share, of the Company (“Common Stock”) that may be issued under the Plan shall not exceed, subject to Section 1.2(b), 2,140,000 shares of Common Stock (the “Share Limit”); provided, that Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding Awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as Incentive Options shall be counted against the Share Limit. Subject to applicable stock exchange requirements and applicable law, available shares of Common Stock under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan. Subject to Section 1.2(b), no more than the number of shares equal to the Share Limit may be issued in the aggregate pursuant to Incentive Options granted under the Plan. Any shares of Common Stock subject to an Award that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the total number of shares of Common Stock available for grant under this Section 1.2(a) shall be increased by the number of shares of Common Stock that is forfeited or expires or is settled for cash; provided, that the following shares of Common Stock shall not again become available for Awards or increase the number of shares of Common Stock available for grant under this Section 1.2(a): (i) shares of Common Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option issued under this Plan, (ii) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) shares of Common Stock repurchased by the Company with proceeds received from the exercise of an Option issued under this Plan, and (iv) shares of Common Stock subject to a Stock Appreciation Right issued under this Plan that are not issued in connection with the stock settlement of that Stock Appreciation Right upon its exercise. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.
(b) Adjustments. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company or other similar corporate transaction or event that affects the shares of Common Stock (including, without limitation, a Change of Control), or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in dilution or enlargement of the

2023 Proxy Statement B-1

rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder; (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan; and (C) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (II) the exercise price or strike price with respect to any Award; or (III) any applicable performance measures; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment provided under this Section 1.2 may provide for the elimination of any fractional share that might otherwise become subject to an Award. Any adjustment by the Committee under this Section 1.2 shall be conclusive and binding for all purposes.
1.3 Administration of the Plan. The Plan shall be administered by the Committee; provided, that the Board may exercise full authority to administer the Plan at any time, and all references to the “Committee” hereunder shall be deemed to include the Board at any time that the Board so administers the Plan. Subject to the provisions of the Plan, the Committee shall (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards, or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.
1.4 Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, no amendment, suspension or termination of the Plan may without the consent of the holder of an Award terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect; provided further, however, that any amendment which would constitute a “material revision” of the Plan (as that term is used in the rules of the New York Stock Exchange) shall be subject to shareholder approval.
1.5 Granting of Awards to Participants. The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Consultants and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider any factors that it may deem relevant.
1.6 Term of Plan. The Plan shall be effective as of the date that the Plan is approved by the shareholders of the Company at the Company’s 2021 Annual Meeting of Stockholders (the “Effective Date”). The provisions of the Plan are applicable to all Awards granted under the Plan. If not sooner terminated under the provisions of Section 1.4, the Plan shall terminate upon, and no further Awards shall be made after, the tenth anniversary of the Effective Date.
1.7 Leave of Absence. If an employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed 90 days, or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days, the employment relationship shall be deemed to have terminated on the 91st day of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.

B-2	2023 Proxy Statement

1.8 Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
“1933 Act” means the Securities Act of 1933, as amended.
“1934 Act” means the Securities Exchange Act of 1934, as amended.
“Affiliate” means (i) Ashford Inc., (ii) any entity in which the Company or Ashford Inc., directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (iii) any “parent corporation” of the Company or Ashford Inc. (as defined in Section 424(e) of the Code), (iv) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Company or Ashford Inc. and (v) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company or Ashford Inc.
“Awards” means, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Performance Awards, or Other Stock-Based Awards.
“Bonus Stock” is defined in Article V.
“Cause” for termination of any Participant who is a party to an agreement of employment with or services to the Company or Ashford Inc. (or a subsidiary thereof) shall mean termination for “Cause” as such term is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define “Cause” or if a Participant is not a party to such an agreement, “Cause” means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Committee. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be.
“Change of Control” shall be deemed to have occurred upon any of the following events:
(i) any “person” (as defined in Section 3(a)(9) of the 1934 Act, and as modified in Section 13(d) and 14(d) of the 1934 Act) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) Ashford Inc. or any Affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding;
(ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;
(iii) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or
(iv) individuals who constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election by the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board

2023 Proxy Statement B-3

shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.
“Committee” means the Compensation Committee of the Board or other committee appointed by the Board to administer the Plan. If no such Compensation Committee or other committee exists, the Committee shall be the Board.
“Consultant” means any individual, other than a Non-Employee Director or an Employee, who renders consulting or advisory services to the Company or an Affiliate.
“Disability” means an inability to perform the Participant’s material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician satisfactory to both the Participant (or his guardian) and the Company, provided that if the Participant (or his guardian) and the Company do not agree on a physician, the Participant and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties. Eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s disability.
“Employee” means any employee of the Company or an Affiliate.
“Employment” includes any period in which a Participant is an Employee or a Consultant to the Company or an Affiliate, or serves as a Non-Employee Director.
“Fair Market Value or FMV Per Share” means the closing price on the New York Stock Exchange or other national securities exchange or over-the-counter market, if applicable, for the date of the determination, or if no trade of Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.
“Good Reason” means termination of employment by an Employee, termination of service by a Consultant or resignation from the Board of a Non-Employee Director under any of the following circumstances:
(i) if such Employee, Consultant or Non-Employee Director is a party to an agreement for employment with or services to the Company or Ashford Inc. (or a subsidiary thereof), which agreement includes a definition of “Good Reason” for termination of employment with or services to the Company or Ashford Inc. (or a subsidiary thereof), “Good Reason” shall have the same definition for purposes of the Plan as is set forth in such agreement, the relevant portions of which are incorporated herein by reference;
(ii) if such Employee, Consultant or Non-Employee Director is not a party to an agreement with the Company or Ashford Inc. (or a subsidiary thereof) that defines the term “Good Reason,” such term shall mean termination of employment or service under any of the following circumstances, in each case without the Participant’s consent, if the Company fails to cure such circumstances within 30 days after receipt of written notice from the Participant to the Company setting forth a description of such Good Reason and the Participant terminates employment with the Company within 10 days after the expiration of such cure period:
(i) the removal from or failure to re-elect the Participant to the office or position in which he or she last served;
(ii) the assignment to the Participant of any duties, responsibilities, or reporting requirements inconsistent with his or her position with the Company, or any material diminishment, on a cumulative basis, of the Participant’s overall duties, responsibilities, or status;
(iii) a material reduction by the Company in the Participant’s fees, compensation, or benefits; or

B-4	2023 Proxy Statement

(iv) the requirement by the Company that the principal place of business at which the Participant performs duties be changed to a location more than fifty (50) miles from downtown Dallas, Texas.
“Incentive Option” means any Option which satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.
“Non-Employee Director” means persons who are members of the Board but who are neither Employees nor Consultants of the Company or any Affiliate.
“Non-Qualified Option” shall mean an Option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to Article II of the Plan.
“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Option or a Non-Qualified Stock Option, or both, as applicable.
“Option Expiration Date” means the date determined by Committee on which an Option granted under shall expire and no longer be exercisable, and which shall not be more than ten years after the date of grant of an Option.
“Optionee” means a Participant who has received or will receive an Option.
“Other Stock-Based Award” means an award granted pursuant to Article IX of the Plan that is not otherwise specifically provided for in the Plan, the value of which is based in whole or in part upon the value of a share of Common Stock (including, for the avoidance of doubt, an award of “LTIP Units” as described in the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, as amended from time to time).
“Participant” means any Non-Employee Director, Employee or Consultant granted an Award under the Plan.
“Performance Award” means an Award granted pursuant to Article VIII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash, other securities, other property or any combination thereof as determined by the Committee.
“Phantom Stock” means an Award which is a rights to receive cash, Common Stock, other securities or other property equal to the Fair Market Value of a specified number of shares of Common Stock at the end of a specified deferral period and which is granted pursuant to Article VI of the Plan.
“Purchased Stock” means a right to purchase Common Stock granted pursuant to Article IV of the Plan.
“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.
“Restricted Stock” shall mean any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article VII of the Plan.
“Stock Appreciation Rights” means an Award granted pursuant to Article VI of the Plan.

2023 Proxy Statement B-5

ARTICLE II
NONQUALIFIED STOCK OPTIONS
2.1 Grants. The Committee may grant Options to purchase Common Stock to any Employee, Consultant or Non-Employee Director according to the terms set forth below.
2.2 Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Option. The exercise price for each Option granted under Article II shall be subject to adjustment as provided in Section 2.3(d).
2.3 Terms and Conditions of Options. Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Committee shall deem desirable:
(a) Option Period and Conditions and Limitations on Exercise. No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as the Committee in its discretion may determine at the time such Option is granted.
(b) Manner of Exercise. In order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding taxes. The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock owned by the person for more than 6 months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) subject to such instructions as the Committee may specify, at the person’s written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf the full amount of the exercise price from the proceeds of such sale. In the event that the person elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.
(c) Options not Transferable. Except as provided below, no Non-Qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, it shall be exercisable only by the Participant (or his guardian) except as otherwise determined by the Committee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the shares involved in such attempt. With respect to a specific Non-Qualified Option, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of such Option to one or more immediate family members or related family trusts or partnerships or similar entities.
(d) Adjustment of Options. Options granted under the Plan are subject to adjustment upon an Adjustment Event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share, in each case in compliance with Section 409A of the Code and the regulations promulgated thereunder. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company, and all other interested persons.
(e) Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such

B-6	2023 Proxy Statement

Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.
2.4 Amendment. The Committee may, without the consent of the person or persons entitled to exercise any outstanding Option, amend, modify or terminate such Option; provided, however, such amendment, modification or termination shall not, without such person’s consent, reduce or diminish the value of such Option determined as if the Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. The Committee may at any time or from time to time, in its discretion, in the case of any Option which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times.
2.5 Acceleration of Vesting. Any Option granted hereunder which is not otherwise vested shall vest (unless specifically provided to the contrary by the Committee in the Award agreement evidencing an Option granted hereunder) upon (i) termination of an Employee or Consultant or removal of a Non-Employee Director without Cause or termination by an Employee or Consultant or resignation of a Non-Employee Director with Good Reason; (ii) termination or removal (other than for Cause) or resignation with Good Reason of an Employee, Consultant or Non-Employee Director within 1 year following the effective date of the Change of Control; or (iii) termination because of death or Disability of the Participant.
2.6 Other Provisions.
(a) The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such Option until such person shall have become the holder of record of such shares.
(b) No Option granted hereunder shall be construed as limiting any right which the Company or any Affiliate may have to terminate at any time, with or without Cause, the employment of any person to whom such Option has been granted.
(c) Notwithstanding any provision of the Plan or the terms of any Option, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.
2.7 Prohibition on Option Repricing. Without stockholder approval, the Committee may not (i) grant to holders of outstanding Options, in exchange for the surrender and cancellation of such Options, (x) new Options having exercise prices lower than the exercise price provided in the Options so surrendered and canceled, or (y) another Award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled Option, or (ii) take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
ARTICLE III
INCENTIVE OPTIONS
The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II shall be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Article III.
3.1 Eligibility. Incentive Options may only be granted to Employees.
3.2 Exercise Price. Except as provided in Section 3.4, the exercise price per Share shall not be less than 100% of the FMV Per Share on the option grant date.
3.3 Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Company or its subsidiaries) may for the first time become exercisable as Incentive Options during any

2023 Proxy Statement B-7

1 calendar year shall not exceed the sum of $100,000. To the extent the Employee holds 2 or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.
3.4 10% Stockholder. If any Employee to whom an Incentive Option is granted holds more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, as determined under Section 422 of the Code and regulations promulgated thereunder, then the exercise price per share shall not be less than 110% of the FMV Per Share on the option grant date and the Option Expiration Date shall not exceed 5 years measured from the Option’s grant date.
3.5 Options Not Transferable. No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by such Optionee.
3.6 Compliance with Section 422. All Options that are intended to be Incentive Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422.
3.7 Limitations on Exercise. No Incentive Option shall be exercisable more than 3 months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than 1 year after the Optionee ceases to be an Employee due to death or Disability.
ARTICLE IV
PURCHASED STOCK
4.1 Eligible Persons. The Committee shall have the authority to sell shares of Common Stock to such Employees, Consultants and Non-Employee Directors of the Company or its Affiliates as may be selected by it, on such terms and conditions as it may establish, subject to the further provisions of this Article IV. Each issuance of Common Stock under this Plan shall be evidenced by an agreement which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may approve for the particular sale transaction.
4.2 Purchase Price. The price per share of Common Stock to be purchased by a Participant under this Plan shall be determined in the sole discretion of the Committee, and may be less than, but shall not be greater than, the FMV Per Share at the time of purchase.
4.3 Payment of Purchase Price. Payment of the purchase price of Purchased Stock under this Plan shall be made in full in cash.
ARTICLE V
BONUS STOCK
The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to Employees, Consultants or Non-Employee Directors. Bonus Stock shall be shares of Common Stock that are not subject to a Restricted Period under Article VII.
ARTICLE VI
STOCK APPRECIATION RIGHTS AND PHANTOM STOCK
6.1 Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Employees, Consultants or Non-Employee Directors on the following terms and conditions.
(a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee (which grant price shall not be less than the FMV Per Share on the date of grant). Payment may be made in cash, Common Stock, other securities, other property, or any combination of the foregoing, in each case as determined by the Committee.
(b) Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 6.1(a) hereof. That Option or portion thereof

B-8	2023 Proxy Statement

shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution) except to the extent that the related Option is transferable.
(c) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right.
(d) Terms. The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.
(e) Prohibition on Stock Appreciation Right Repricing. Without stockholder approval, the Committee may not (i) grant to holders of outstanding Stock Appreciation Rights, in exchange for the surrender and cancellation of such Stock Appreciation Rights, (x) new Stock Appreciation Rights having grant prices lower than the grant price provided in the Stock Appreciation Rights so surrendered and canceled, or (y) another Award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled Stock Appreciation Right, or (ii) take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
6.2 Phantom Stock Awards. The Committee is authorized to grant Phantom Stock to Participants, subject to the following terms and conditions:
(a) Award and Restrictions. Satisfaction of an Award of Phantom Stock shall occur upon expiration of the deferral period specified for such Phantom Stock by the Committee or, if permitted by the Committee, as elected by the Participant. In addition, Phantom Stock shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.
(b) Forfeiture. Except as otherwise determined by the Committee or as may be set forth in any Award, employment or other agreement pertaining to an Award of Phantom Stock, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Awards of Phantom Stock that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock.
ARTICLE VII
RESTRICTED STOCK
7.1 Eligible Persons. All Employees, Consultants and Non-Employee Directors shall be eligible for grants of Restricted Stock.
7.2 Restricted Period and Vesting.
(a) Unless the Award specifically provides otherwise, Restricted Stock shall be subject to vesting, restrictions on transfer by the Participant and repurchase by the Company such that the Participant shall not be permitted to transfer such shares and the Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if the Participant shall terminate employment from or services to the Company or its Affiliates, as applicable, and in each case as determined by the Committee.
(b) Notwithstanding the foregoing, unless the applicable Award agreement specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination of an Employee or Consultant or removal of a Non-Employee Director without Cause; (ii) termination by an Employee or Consultant or resignation of a

2023 Proxy Statement B-9

Non-Employee Director with Good Reason; (iii) termination or removal (other than for Cause) or resignation for Good Reason of an Employee, Consultant or Non-Employee Director within 1 year following the effective date of a Change of Control; or (iv) termination because of death or Disability of the Participant.
(c) Each certificate representing Restricted Stock awarded under the Plan (if certificated) shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank; provided, however, that the Company may also issue any such Restricted Stock in “book entry” or electronic form. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares, except as provided in an applicable Award agreement. Any certificate or certificates (or “book entries” or other electronic forms) representing shares of Restricted Stock shall bear a legend similar to the following:
The shares represented by this certificate have been issued pursuant to the terms of the Ashford Hospitality Trust, Inc. 2021 Stock Incentive Plan and Grant of Restricted Stock dated   , 20   and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such plan or grant.
ARTICLE VIII
PERFORMANCE AWARDS
8.1 Performance Awards. The Committee may grant Performance Awards based on performance criteria established by the Committee from time to time in its sole discretion. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase or decrease the amounts payable under any Award subject to performance conditions.
8.2 Settlement of Performance Awards; Other Terms. After the end of each performance period applicable to a Performance Award, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over such performance period. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.
ARTICLE IX
OTHER STOCK BASED AWARDS
The Committee is hereby authorized to grant to Employees, Non-Employee Directors and Consultants of the Company or its Affiliates, Other Stock-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article of this Plan and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock, restricted stock units and/or LTIP Units) or cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock-Based Award (including, without limitation, any time-based and/or performance-based vesting or forfeiture conditions).
ARTICLE X
CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS
10.1 General. Awards may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. Notwithstanding the foregoing, the Committee may amend any Award without the consent of the holder if the Committee deems it necessary to avoid adverse tax consequences to the holder under Code Section 409A. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have discretion to accelerate or waive any term or condition of an Award if such discretion would cause the Award to have adverse tax consequences to the Participant under Section 409A of the Code.

B-10	2023 Proxy Statement

10.2 Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Sections 2.7 and 6.1(e), awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. For the avoidance of doubt, this Section 10.2 shall not be construed to permit, without stockholder approval, (i) a grant to holders of outstanding Options or Stock Appreciation Rights, in exchange for the surrender and cancellation of such Options or Stock Appreciation Rights, (x) new Options or Stock Appreciation Rights having exercise or grant prices lower than the exercise or grant price provided in the Options or Stock Appreciation Rights so surrendered and canceled, or (y) another Award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled Option or Stock Appreciation Right, or (ii) any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
10.3 Term of Awards. The term or Restricted Period of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be require in respect of an Incentive Option under Section 422 of the Code).
10.4 Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or any of its subsidiaries upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events; provided, however, that such discretion may not be exercised by the Committee if the exercise of such discretion would result in adverse tax consequences to the Participant under Section 409A of the Code. In the discretion of the Committee, Awards granted pursuant to Article VI or VIII of the Plan may be payable in shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 1.4 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee; provided, however, that no deferral shall be required or permitted by the Committee if such deferral would result in adverse tax consequences to the Participant under Section 409A of the Code. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed in compliance with Section 409A of the Code. The Plan shall not constitute any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
10.5 Vested and Unvested Awards. After the satisfaction of all of the terms and conditions set by the Committee, Awards shall be vested or settled (upon exercise, if applicable) in accordance with the Plan. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Awards shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.
10.6 Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the 1934 Act shall be exempt from Section 16(b) of the 1934 Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 promulgated under the 1934 Act as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the 1934 Act.
10.7 Other Provisions. No grant of any Award shall be construed as limiting any right which the Company or any Affiliate may have to terminate at any time, with or without Cause, the employment of any person to whom such Award has been granted.

2023 Proxy Statement B-11

10.8 Stock Ownership Guidelines. The stock ownership guidelines set forth in Section XVIII of the Company’s Corporate Governance Guidelines (revised as of March 28, 2019, as the same may be amended from time to time) are incorporated by reference as though fully set forth herein.
ARTICLE XI
WITHHOLDING FOR TAXES
Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.
Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.
ARTICLE XII
MISCELLANEOUS
12.1 No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.
12.2 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Award or payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company or its Affiliates except as otherwise specifically provided in such other plan or as required by applicable law.
12.3 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Maryland, without regard to any principles of conflicts of law.
12.4 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
12.5 Other Laws. The Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.
12.6 Stockholder Agreements. The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ agreement in such form as approved from time to time by the Board.
12.7 Award Agreements. Each Award under the Plan shall be evidenced by a written Award agreement issued by the Company to an applicable Participant and executed by such Participant and an authorized officer of the Company. In the event of any conflict between the terms of the Plan and an Award agreement issued hereunder, the terms of the Plan shall govern and control.

B-12	2023 Proxy Statement

12.8 Dividends and Dividend Equivalents. The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards.
12.9 Indemnification. No member of the Board, the Committee, or any employee or agent of the Company or any of its subsidiaries (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of the Company or its subsidiaries. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of the Company or any of its subsidiaries, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.
12.10 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates, on the one hand, and a Participant, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.
12.11 Section 409A. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with (or are otherwise exempt from) Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its subsidiaries shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment. Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service”

2023 Proxy Statement B-13

(as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is 6 months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable 6-month delay, all such delayed payments will be paid in a single lump sum (without interest) on the earliest date permitted under Section 409A of the Code that is also a business day. Unless otherwise provided by the Committee in an Award agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) are accelerated upon the occurrence of (A) a Change of Control, no such acceleration shall be permitted unless the event giving rise to the Change of Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.
12.12 Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law. Further, unless otherwise determined by the Committee, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations, or other administrative error), the Participant may be required by the Committee to repay any such excess amount to the Company.
12.13 Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile, or other employee programs) that a Participant then owes to the Company or any of its subsidiaries and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
12.14 Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
12.15 Transferability. Awards are generally not transferable by a Participant other than by will or by the laws of descent and distribution. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber an Award in violation of this Section 12.15 shall be wholly ineffective and, if any such attempt is made, the applicable Award will be automatically forfeited by the Participant and all of the Participant’s rights with respect to such Award shall immediately terminate without any payment or consideration by the Company or any Affiliate thereof. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C), and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan. The terms of any Award transferred in accordance with the preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in any applicable Award agreement to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent

B-14	2023 Proxy Statement

with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s termination of employment or service under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

2023 Proxy Statement B-15

ASHFORD HOSPITALITY TRUST, INC.
ATTN: ALEX ROSE
14185 DALLAS PARKWAY
SUITE 1200
DALLAS, TX 75254

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01146-P86080

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASHFORD HOSPITALITY TRUST, INC.

The Board of Directors unanimously recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Monty J. Bennett	☐	☐	☐
1b. Benjamin J. Ansell, M.D.	☐	☐	☐
1c. Amish Gupta	☐	☐	☐
1d. Kamal Jafarnia	☐	☐	☐
1e. Frederick J. Kleisner	☐	☐	☐
1f. Sheri L. Pantermuehl	☐	☐	☐
1g. Alan L. Tallis	☐	☐	☐
1h. J. Robison Hays, III	☐	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

The Board of Directors unanimously recommends you vote FOR proposal 2.

	For	**Against**	**Abstain**
2. To obtain advisory approval of the Company's executive compensation.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. To recommend, on an advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors unanimously recommends you vote FOR proposal 4.

	For	**Against**	**Abstain**
4. To ratify the appointment of BDO USA, LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2023.	☐	☐	☐

The Board of Directors unanimously recommends you vote FOR proposal 5.

	For	**Against**	**Abstain**
5. To approve an amendment to the Company's 2021 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder.	☐	☐	☐

NOTE: To transact any other business that may properly come before the Annual Meeting of Stockholders or any adjournment of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders:
The Notice and Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

V01147-P86080

ASHFORD HOSPITALITY TRUST, INC.

ANNUAL MEETING OF STOCKHOLDERS - May 9, 2023

The undersigned having received notice of the 2023 Annual Meeting of Stockholders of Ashford Hospitality Trust, Inc. (the "Company") and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Mr. Alex Rose and Mr. Deric S. Eubanks (with full power of substitution), as proxies of the undersigned to attend the 2023 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 9, 2023 and any adjourned sessions thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR AND FOR PROPOSALS 2, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE